Filed Pursuant to Rule 424(b)(5)

Registration No. 333-267109

PROSPECTUS SUPPLEMENT

(To the Prospectus Dated September 6, 2022)

Up to $8,468,289

Common Shares

We have entered into an At The Market Offering Agreement (the “Sales Agreement”), dated May 15, 2024, with H.C. Wainwright & Co., LLC, as sales agent (“Wainwright” or the “sales agent”), relating to our common shares, no par value per share (“common shares”), offered pursuant to this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, this prospectus supplement and the accompanying prospectus, we may offer and sell up to $8,468,289 of our common shares from time to time through Wainwright.

Sales of our common shares, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), including without limitation sales made directly on or through the Nasdaq Capital Market (“Nasdaq”), or any other existing trading market in the United States for our common shares, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices or in any other method permitted by law. Wainwright is not required to sell any number or dollar amount of our common shares but will act as a sales agent and use commercially reasonable efforts to sell on our behalf all of the common shares requested to be sold by us, consistent with its normal trading and sales practices and subject to the terms of the Sales Agreement.

Wainwright will be entitled to compensation at a fixed cash commission rate of 3.0% of the gross sales price of common shares sold through it under the Sales Agreement. In connection with the sale of our common shares on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Wainwright will be deemed to be underwriting commissions or discounts. Please see the section entitled “Plan of Distribution” on page S-12 for further information relating to our compensation arrangements with Wainwright. We have also agreed to provide indemnification and contribution to Wainwright with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended (the “Exchange Act”). This offering pursuant to this prospectus supplement will terminate upon the earlier of (1) the sale of common shares pursuant to this prospectus supplement having an aggregate sales price of $8,468,289 and (2) the termination by us or Wainwright of the Sales Agreement pursuant to its terms. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Our common shares are traded on Nasdaq under the symbol “VBIV.” On May 14, 2024, the closing price of our common shares on Nasdaq was $0.6369 per share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common shares held by non-affiliates was $25,404,870 based on 28,682,275 common shares outstanding, of which 1,098,269 shares are held by affiliates, and the closing price of our common shares of $0.921 per share on April 8, 2024. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a primary offering with a value exceeding more than one-third of our aggregate market value of common shares held by non-affiliates, known as our public float, in any 12-month period so long as our public float remains below $75,000,000. During the 12 calendar months prior to and including the date of this prospectus supplement (excluding this offering), we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. See “Risk Factors” section beginning on page S-4 of this prospectus supplement and page 4 of the accompanying prospectus, and in our Annual Report on Form 10-K and our other reports filed with the Securities and Exchange Commission, which are incorporated into this prospectus supplement and the accompanying prospectus by reference, for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is May 15, 2024

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

Neither we nor the sales agent has authorized anyone to provide any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus comprise an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information about us and the securities we may offer. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus or document incorporated by reference herein. We have not, and the sales agent has not, authorized anyone to provide you with different or additional information. The information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus or document incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common shares. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information By Reference” in this prospectus supplement and in the accompanying prospectus, respectively.

We are offering to sell, and seeking offers to buy, our common shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our common shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

All references in this prospectus supplement and the accompanying prospectus to “VBI,” the “Company,” “we,” “us,” “our,” or similar references refer to VBI Vaccines Inc., a company incorporated under the laws of British Columbia, Canada, and its subsidiaries taken as a whole, except where the context otherwise requires or as otherwise indicated. References in this prospectus to “$” are to United States dollars, and Canadian dollars are indicated by the symbol “C$”.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein. This summary is not complete and does not contain all the information you should consider before investing in our common shares pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including the information discussed under the heading “Risk Factors,” our financial statements and related notes, and the other information incorporated by reference herein and therein.

Company Overview

We are a commercial-stage biopharmaceutical company driven by immunology in the pursuit of prevention and treatment of disease. Through its innovative approach to virus-like particles (“VLPs”), including a proprietary enveloped VLP (“eVLP”) platform technology and a proprietary mRNA-launched eVLP (“MLE”) platform technology, VBI develops vaccine candidates that mimic the natural presentation of viruses, designed to elicit the innate power of the human immune system. VBI is committed to targeting and overcoming significant infectious diseases, including hepatitis B (“HBV”), COVID-19 and coronaviruses, and cytomegalovirus (“CMV”), as well as aggressive cancers including glioblastoma (“GBM”). VBI is headquartered in Cambridge, Massachusetts, with research operations in Ottawa, Canada, and a research and manufacturing site in Rehovot, Israel.

April 2024 Registered Direct Offering

On April 9, 2024, we entered into a securities purchase agreement with certain institutional investors named therein, pursuant to which we issued and sold 2,272,728 common shares and accompanying warrants to purchase up to 2,272,728 common shares (the “April 2024 Warrants”) at a combined offering price of $0.88 per common share and accompanying April 2024 Warrant in a registered direct offering (the “April 2024 Offering”). The April 2024 Offering closed on April 11, 2024.

The April 2024 Warrants have an exercise price of $0.76 per share, became immediately exercisable on the date of issuance, and expire five years following the date of issuance. Net proceeds to us from the April 2024 Offering, after deducting placement agent fees and estimated offering expenses payable by us, were approximately $1,700,000. In connection with the April 2024 Offering, we also issued to Wainwright or its designees, placement agent warrants to purchase up to 136,364 common shares (the “April 2024 Placement Agent Warrants”) as compensation in connection with the April 2024 Offering. The April 2024 Placement Agent Warrants have substantially the same terms and conditions as the April 2024 Warrants, except that the April 2024 Placement Agent Warrants have an exercise price of $1.10 per share, which represents 125% of the offering price per common share and accompanying April 2024 Warrant and expire five years following the commencement of sales pursuant to the April 2024 Offering.

Nasdaq Minimum Bid Price Requirement

On November 1, 2023, we received a letter from the Listing Qualifications Department of Nasdaq indicating that, based upon the closing bid price of our common shares for the 30 consecutive business day period between September 19, 2023 through October 31, 2023, we did not meet the minimum bid price of $1.00 per share required for continued listing on Nasdaq pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). The letter also indicated that we will be provided with a compliance period of 180 calendar days, or until April 29, 2024 (the “Compliance Period”), in which to regain compliance pursuant to Nasdaq Listing Rule 5810(c)(3)(A).

On April 30, 2024, we received a letter from Nasdaq notifying us that we had been granted an additional 180-day period, or until October 28, 2024, to regain compliance with the Minimum Bid Price Requirement. The new compliance period is an extension of the initial Compliance Period provided for in Nasdaq’s deficiency notice to us, dated November 1, 2023. Nasdaq’s determination was based on our meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on Nasdaq, with the exception of the Minimum Bid Price Requirement, and our written notice of our intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

S-1

In order to regain compliance with the Minimum Bid Price Requirement, our common shares must maintain a minimum closing bid price of $1.00 for a minimum of ten consecutive business days (with such compliance period extendable at the discretion of Nasdaq) during the additional 180-day grace period. We have not regained compliance as of the date of this prospectus supplement, and if we fail to regain compliance during the Compliance Period or any subsequent grace period granted by Nasdaq, our common shares will be subject to delisting by Nasdaq, which could substantially decrease or eliminate the value of an investment in our common shares and result in significantly increased uncertainty as to our ability to raise additional capital.

Open Market Sale Agreement with Jefferies LLC

On August 26, 2022, we entered into an Open Market Sale Agreement (the “Jefferies Sales Agreement”) with Jefferies, LLC (“Jefferies”), to act as our sales agent or principal, with respect to the issuance and sale of up to $125,000,000 of our common shares, from time to time in an at-the-market offering. We agreed to pay Jefferies a commission of up to 3.0% of the gross proceeds from the sale of our common shares pursuant to the Jefferies Sales Agreement. On May 9, 2024, we terminated the Jefferies Sales Agreement with Jefferies, effective as of May 10, 2024.

Corporate Information

Our principal office is located at 160 Second Street, Floor 3, Cambridge, Massachusetts 02142. Our telephone number at our headquarters is (617) 830-3031. Additional information about us is available on our website at www.vbivaccines.com. The information contained on, or that may be obtained from, our website is not, and shall not be deemed to be, a part of this prospectus supplement. For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus supplement. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

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THE OFFERING

Common shares offered by us	Common shares, having an aggregate offering price of up to $8,468,289.

Common shares to be outstanding immediately after this offering(1)	Up to 42,340,805 shares, assuming sales of 13,658,530 common shares in this offering at an assumed offering price of $0.62 per share, which was the closing price of our common shares on Nasdaq on May 10, 2024. The actual number of shares issued will vary depending on the sales price at which shares may be sold from time to time during this offering.

Plan of Distribution	Sales of our common shares, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on Nasdaq, on any other existing trading market for the common shares in the United States, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. The sales agent is not required to sell any certain number of shares or dollar amount of our common shares, but will act as a sales agent and use commercially reasonable efforts to sell on our behalf all of the common shares requested to be sold by us, consistent with its normal trading and sales practices, subject to the terms of the Sales Agreement. Sales and solicitations of sales of the common shares offered pursuant to this offering by the sales agent shall be made solely on or through the facilities of an exchange or market outside of Canada. See “Plan of Distribution” on page S-12 of this prospectus supplement.

Use of Proceeds

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes. We will have broad discretion to allocate the net proceeds from this offering. See “Use of Proceeds” on page S-10 of this prospectus supplement.

The amount of proceeds from this offering will depend upon the number of common shares sold, if any, and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with the sales agent.

Risk Factors	Investing in our common shares involves a high degree of risk. You should read the “Risk Factors” section beginning on page S-4 of this prospectus supplement and page 4 of the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors to consider before deciding to invest in our common shares.

The Nasdaq Capital Market symbol	“VBIV”
(1) The number of common shares to be outstanding immediately after this offering is based on 28,682,275 common shares outstanding as of April 30, 2024, and excludes as of such date:

●	16,500,408 common shares issuable upon the exercise of warrants outstanding with a weighted average exercise price of $0.80 per share;

●	1,621,834 common shares issuable upon the exercise of options outstanding with a weighted average exercise price of $31.01 per share;

●	205,396 common shares issuable upon the conversion of certain outstanding debt pursuant our Loan and Guaranty Agreement (the “Loan Agreement”), by and among us, K2 HealthVentures LLC (“K2HV”) and any other lender from time-to-time party thereto, at a weighted average conversion price of $34.08 per share; and

●	1,197,603 common shares reserved for future issuance under our 2016 VBI Equity Incentive Plan (the “2016 Plan”).

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RISK FACTORS

An investment in our common shares involves a high degree of risk. Before deciding whether to invest in our common shares, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus, and the information and documents incorporated by reference. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K and our subsequent quarterly reports on Form 10-Q and other reports that we file with the SEC which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common shares to decline, resulting in a loss of all or part of your investment. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. Please also read carefully the section above entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to Our Indebtedness and Financial Condition

Our financial statements have been prepared on a going concern basis; we must raise additional capital to fund our operations in order to continue as a going concern.

In its report dated April 16, 2024, EisnerAmper LLP, our independent registered public accounting firm, expressed substantial doubt about our ability to continue as a going concern as we have suffered recurring losses from operations and have insufficient liquidity to fund our future operations. If we are unable to improve our liquidity position, we may not be able to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result if we are unable to continue as a going concern and, therefore, be required to realize our assets and discharge our liabilities other than in the normal course of business which could cause investors to suffer the loss of all or a substantial portion of their investment. As of March 31, 2024, we had approximately $12,595,000 of cash. Based on our available cash at March 31, 2024, together with the net proceeds from the financing activities subsequent to March 31, 2024, in order to continue to fund our operations, we must raise additional equity or debt capital in the near term and cannot provide any assurance that we will be successful in doing so. If we are unable to obtain additional financing in the near future, we may be required to pursue a reorganization proceeding, including under applicable bankruptcy or insolvency laws. Holders of our common shares will likely not receive any value or payments in a restructuring or similar scenario. In the event we pursue bankruptcy protection, we will be subject to the risks and uncertainties associated with such proceedings. There can be no guarantees that if we seek bankruptcy protection, we will emerge from bankruptcy protection as a going concern or that holders of our common shares will receive any recovery from any bankruptcy proceedings.

We will need additional financing to continue our operations. If we are unable to obtain additional financing on acceptable terms, we may have to curtail or cease our development plans and operations.

Our revenue generating activities include product sales and research and development services pursuant to fee for service agreements, collaboration agreements, and certain governmental research and development grants. However, our revenues have not been significant to date. Our long-term success and ability to continue as a going concern is dependent upon obtaining sufficient capital to fund the research and development of our products, to bring about their successful commercial release, if approved, to generate revenue, and, ultimately, to attain profitable operations or alternatively advance the products and technology to such a point that an acquirer would find attractive. We face substantial demand on our cash resources to fund operations and our growth plans in the future.

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To date, we have been able to obtain financing; however, there is no assurance that financing will be available in the future, or if it is, that it will be available at terms acceptable to us. Additional financings may be effected through debt financing and/or the issuance of equity securities, there being no assurance that any type of financing on terms acceptable to us will be available or otherwise occur. Debt financing must be repaid regardless of whether we generate revenues or cash flows from operations and may be secured by substantially all of our assets. Any equity financing or debt financing that requires the issuance of equity securities or securities convertible into equity securities would cause the percentage ownership of our shareholders to be diluted, which dilution may be substantial. Also, any additional equity securities issued may have rights, preferences, or privileges senior to those of existing shareholders. Furthermore, if we issue additional securities, whether equity or debt, or if investors believe we may issue additional securities, the market price of our common shares could decline. If such financing is not available when required or is not available on acceptable terms, we may be required to reduce or eliminate certain pipeline candidates and development activities, and it may ultimately require us to suspend or cease operations, which could cause investors to lose the entire amount of their investment.

Risks Related to This Offering and Our Common Shares

The price of our common shares has been, and may continue to be, volatile. This may affect the ability of our investors to sell their shares, and the value of an investment in our common shares may decline.

During the 12-month period ended May 10, 2024, our common shares traded as high as $3.47 per share and as low as $0.45 per share. The market prices of our common shares may continue to be volatile and could fluctuate widely in response to various factors, many of which are beyond our control, including the following:

●	future announcements about us, our collaborators, or competitors, including the results of testing, technological innovations, or new products and services;
●	clinical trial results;
●	depletion of cash reserves;
●	additions or departures of key personnel;
●	operating results that fall below expectations;
●	announcements by us relating to any strategic relationship;
●	sales of equity securities or issuance of additional debt;
●	industry developments;
●	changes in state, provincial, or federal regulations affecting us and our industry;
●	the continued large fluctuations in major stock market indexes which causes investors to sell our common shares;
●	economic, political, and other external factors; and
●	period-to-period fluctuations in our financial results.

Furthermore, the stock market in general and the market for biotechnology companies, in particular, have from time-to-time experienced extreme price and volume fluctuations that are unrelated or disproportionate to the operating performance of the affected companies. A continuation or worsening of the levels of market disruption and volatility seen in the recent past could have an adverse effect on our ability to access capital, on our business, results of operations and financial condition, and on the market price of our common shares.

Our failure to meet the continued listing requirements of Nasdaq could result in a delisting of our common shares.

On November 1, 2023, we received a letter from the Listing Qualifications Department of Nasdaq indicating that, based upon the closing bid price of our common shares for the 30 consecutive business day period between September 19, 2023 through October 31, 2023, we did not meet the minimum bid price of $1.00 per share required for continued listing on Nasdaq pursuant to the Minimum Bid Price Requirement. The letter also indicated that we will be provided with the Compliance Period in which to regain compliance pursuant to Nasdaq Listing Rule 5810(c)(3)(A).

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On April 30, 2024, we received a letter from Nasdaq notifying us that we had been granted an additional 180-day period, or until October 28, 2024, to regain compliance with the Minimum Bid Price Requirement. The new compliance period is an extension of the initial Compliance Period provided for in Nasdaq’s deficiency notice to us, dated November 1, 2023. Nasdaq’s determination was based on our meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on Nasdaq, with the exception of the Minimum Bid Price Requirement, and our written notice of our intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

In order to regain compliance with Nasdaq’s Minimum Bid Price Requirement, our common shares must maintain a minimum closing bid price of $1.00 for a minimum of ten consecutive business days (with such compliance period extendable at the discretion of Nasdaq) during the additional 180-day grace period, which will end on October 28, 2024. As of the date of this prospectus supplement, we have not regained compliance with the Minimum Bid Price Requirement, and there can be no assurance that the market price of our common shares will remain at least $1.00 for a minimum of ten consecutive business days in order for us to regain compliance with the Minimum Bid Price Requirement prior to October 28, 2024.

If we fail to regain compliance with the Minimum Bid Price Requirement by October 28, 2024, our common shares will be subject to delisting by Nasdaq. We would then be permitted to appeal any delisting determination to a Nasdaq Hearings Panel. Our common shares would remain listed on Nasdaq pending the panel’s decision after the hearing. If we do not appeal the delisting determination, or do not succeed in such an appeal, then our common shares would be delisted from Nasdaq and we may list our common shares on an over the counter exchange. Any delisting could seriously decrease or eliminate the value of an investment in our common shares and result in significantly increased uncertainty as to our ability to raise additional capital, even if our shares continued to trade in the over-the-counter market.

To resolve our noncompliance with the Minimum Bid Price Requirement, we may consider available options, including a reverse share split, which may not result in a permanent increase in the market price of our common shares, which is dependent on many factors, including general economic, market and industry conditions and other factors detailed from time to time in the reports we file with the SEC. It is not uncommon for the market price of a company’s shares to decline in the period following a reverse share split. For example, we did not satisfy the Minimum Bid Price Requirement for the period between May 18, 2022 to June 30, 2022, and we effected a 1-for-30 reverse stock split of our issued and outstanding common shares in April 2023 (the “Reverse Stock Split”) with the primary intent of increasing the price of our common shares immediately following the Reverse Stock Split to regain compliance with the Minimum Bid Price Requirement, and we regained such compliance in April 2023. It cannot be assured that any future reverse stock split will result in any sustained proportionate increase in the market price of our common shares, which is dependent upon many factors, including the business and financial performance of the company, general market conditions, and prospects for future success, which are unrelated to the number of our common shares outstanding. It is not uncommon for the market price of a company’s common shares to decline in the period following a reverse stock split.

Although we expect to take actions intended to restore our compliance with the Minimum Bid Price Requirement, we can provide no assurance that any action taken by us would be successful or that we would successfully maintain compliance with the Minimum Bid Price Requirement or any of Nasdaq’s other listing requirements or that any such action would stabilize the market price or improve the liquidity of our shares. Should a delisting occur, an investor would likely find it significantly more difficult to dispose of, or to obtain accurate quotations as to the value of, our common shares, and our ability to raise future capital through the sale of our common shares could be severely limited.

The common shares offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices. As a result, investors may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

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The actual number of shares we will issue and gross proceeds resulting from those sales, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the sales agent at any time throughout the term of the Sales Agreement. The number of shares that are sold by the sales agent after delivering a placement notice will fluctuate based on the market price of our common shares during the sales period and limits we set with the sales agent in any instruction to sell common shares, and the demand for our common shares during the sales period. Because the price per share of each share sold will fluctuate based on the market price of our common shares during the sales period, it is not currently possible to predict the number of common shares, if any, that we will ultimately sell in this offering or the gross proceeds to be raised in connection with those sales.

We will have broad discretion in the use of the net proceeds from this offering and may allocate the net proceeds from this offering in ways that you and other shareholders may not approve.

Our management will have broad discretion in the use of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common shares. You will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure of our management to use these funds effectively could have a material adverse effect on our business and cause the market price of our common shares to decline. Pending their ultimate use, we may choose to invest the net proceeds in short-term, investment-grade, interest-bearing instruments. These investments may not yield a favorable return to our shareholders. See the section entitled “Use of Proceeds” on page S-10.

You will experience immediate and substantial dilution in the book value per common share you purchase.

The shares sold in this offering, if any, will be sold from time to time at various prices. The assumed offering price of our common shares, is higher than the pro forma as adjusted net tangible book value per share of our common shares after giving effect to this offering, and assuming that an aggregate of 13,658,530 common shares are sold in this offering at an assumed offering price of $0.62 per share, the closing price of our common shares on Nasdaq on May 10, 2024, for aggregate gross proceeds of approximately $8,468,289, if you purchase common shares in this offering, your interest will be diluted to the extent of the difference between the effective price per common share you pay and the pro forma as adjusted net tangible book value per share. Based on the assumed offering price of $0.62 per share, you will experience immediate dilution of $1.37 per share, representing the difference between the assumed offering price per share offered in this offering and our pro forma as adjusted net tangible book value per share as of March 31, 2024, after giving effect to the Pro Forma Adjustments (as defined herein), this offering, and after deducting the sales agent commissions and estimated offering expenses payable by us. The future exercise of outstanding options and warrants will result in further dilution of your investment. See the section entitled “Dilution” on page S-11 for a more detailed discussion of the dilution you will incur if you purchase common shares in this offering.

You may experience significant dilution as a result of future financings and the exercise of outstanding options or warrants.

In order to raise additional capital, we may in the future offer additional common shares or other securities convertible into or exchangeable for our common shares, including offerings pursuant to the accompanying prospectus. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional common shares or other securities convertible into or exchangeable for our common shares in future transactions may be higher or lower than the price per share in this offering.

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Common shares eligible for future sale may cause the price of our common shares to decline.

From time to time, certain of our shareholders may be eligible to sell all or some of their restricted common shares by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act. In general, pursuant to Rule 144, non-affiliate shareholders may freely sell their respective restricted common shares after holding them for six months, subject only to the current public information requirement (which no longer applies after a one-year holding period). Of the 25,236,766 common shares outstanding as of March 31, 2024, approximately 96% common shares are held by “non-affiliates,” all of which are currently freely tradable either because they were issued in a registered offering or because they are saleable in accordance with Rule 144.

Any substantial sale of our common shares pursuant to Rule 144 or pursuant to any resale prospectus may have a material adverse effect on the market price of our common shares.

We have no immediate plans to pay dividends.

We plan to reinvest all of our earnings, to the extent we have earnings, in order to market our products and to cover operating costs and to otherwise become and remain competitive. We do not plan to pay any cash dividends with respect to our securities in the foreseeable future. We cannot assure you that we would, at any time, generate sufficient surplus cash that would be available for distribution to the holders of our common shares as a dividend. In addition, our Loan Agreement with K2HV prohibits us from declaring or paying cash dividends or making distributions on any class of our capital stock. We currently intend to retain earnings, if any, for reinvestment in our business. Therefore, holders of our common shares should not expect to receive cash dividends on our common shares.

If we sell additional equity or debt securities to fund our operations, it may impose restrictions on our business.

In order to raise additional funds to support our operations, we may sell additional equity or debt securities, which may impose restrictive covenants that adversely impact our business. The incurrence of indebtedness would result in increased fixed payment obligations and could also result in restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. If we are unable to expand our operations or otherwise capitalize on our business opportunities due to such restrictions, our business, financial condition and results of operations could be materially adversely affected.

Although we expect that we will not be classified as a passive foreign investment company (“PFIC”) in 2024, there can be no assurance that we will not be classified as a PFIC in 2024 or any subsequent year, which would result in adverse U.S. federal income tax consequences to U.S. Holders of our common shares.

A non-U.S. corporation, such as us, would be classified as a PFIC for U.S. federal income tax purposes for any taxable year if either (i) 75% or more of its gross income is passive income, or (ii) 50% or more of the value of its assets (based on an average of the values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income. We do not expect to be a PFIC for the 2024 taxable year. However, the fair market value of our assets may be determined in large part by the market price of our common shares, which is likely to fluctuate, and the composition of our income and assets will be affected by how, and how quickly, we spend any cash that is raised in any financing transaction. No assurance can be provided that we will not be classified as a PFIC for the 2024 taxable year or any prior or future taxable year. If we are a PFIC in any year, U.S. Holders (as defined in “Material United States Income Tax Considerations” below) will be subject to certain adverse U.S. federal income tax consequences. Prospective U.S. Holders should consult their tax advisors regarding our PFIC status.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the information incorporated by reference herein and therein contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment, and regulation. Words such as “may,” “will,” “should,” “could,” “would,” “hopes,” “projects,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to numerous factors, risks and uncertainties that could cause actual performance, the outcome of events, timing, or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

● the timing of, and our ability to, obtain and maintain regulatory approvals for our clinical trials, products, and pipeline candidates;

● our ability to achieve and sustain commercial success of PreHevbrio in the United States and PreHevbri in Europe;

● the timing and results of our ongoing and planned clinical trials for products and pipeline candidates;

● the amount of funds we require for our prophylactic and therapeutic pipeline candidates;

● the potential benefits of strategic partnership agreements and our ability to enter into strategic partnership arrangements;

● our ability to manufacture, or to have manufactured, our 3-antigen hepatitis B vaccine and our pipeline candidates, at a commercially viable scale to the standards and requirements of regulatory agencies;

● our ability to complete the various transactions with Brii Biosciences Limited;

● the impact of the COVID-19 endemic and its effects on our clinical studies, research programs, manufacturing, business plan, regulatory review including site inspections, and the global economy;

● our ability to effectively execute and deliver our plans related to commercialization, marketing, manufacturing capabilities and strategy;

● our ability to retain and maintain a good relationship with our current employees, and our ability to competitively attract new employees with relevant experience and expertise;

● the suitability and adequacy of our office, manufacturing, and research facilities and our ability to secure term extensions or expansions of leased space;

● the ability of our vendors and suppliers to manufacture and deliver materials in a timely manner that meet regulatory agency and our standards and requirements to meet planned timelines and milestones;

● any disruption in the operations of our Rehovot, Israel manufacturing facility where we manufacture all of our clinical and commercial supplies of our 3-antigen hepatitis B vaccine and clinical supplies of our hepatitis B immunotherapeutic, VBI-2601;

● our compliance with all laws, rules, and regulations applicable to our business and products;

● our ability to continue as a going concern;

● our history of losses;

● our ability to generate revenues and achieve profitability;

● emerging competition and rapidly advancing technology in our industry that may outpace our technology;

● customer demand for our 3-antigen hepatitis B vaccine and pipeline candidates;

● the impact of competitive or alternative products, technologies, and pricing;

● general economic conditions and events and the impact they may have on us and our potential customers;

● our ability to obtain adequate financing in the future on reasonable terms, if, as, and when we need it;

● our ability to implement network systems and controls that are effective at preventing cyber-attacks, malware intrusions, malicious viruses, and ransomware threats;

● our ability to secure and maintain protection over our intellectual property;

● our ability to maintain our existing licenses with licensors of intellectual property, or obtain new licenses for intellectual property;

● changes to legal and regulatory processes for biosimilar approval and marketing that could reduce the duration of market exclusivity for our products;

● our ability to regain and maintain compliance with Nasdaq’s listing standards; and

● our success at managing the risks involved in the foregoing items.

You should review carefully the section entitled “Risk Factors” beginning on page S-4 of this prospectus supplement, on page 4 of the accompanying prospectus and under similar headings in the documents incorporated by reference into this prospectus supplement for a discussion of these and other risks that relate to our business and investing in our common shares. The forward-looking statements contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and under similar headings in the documents incorporated by reference into this prospectus supplement are expressly qualified in their entirety by this cautionary statement. Except as required by appliable law, we do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

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DIVIDEND POLICY

We have not declared or paid any cash or other dividends on our capital stock since January 1, 2015, and we do not expect to declare or pay any cash or other dividends in the foreseeable future. In addition, our Loan Agreement with K2HV prohibits us from declaring or paying cash dividends or making distributions on any class of our capital stock.

USE OF PROCEEDS

In this offering, we may issue and sell common shares having aggregate sales proceeds of up to $8,468,289 from time to time, before deducting sales agent commissions and expenses. The amount of proceeds from this offering will depend upon the number of common shares sold, if any, and the market prices at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with the sales agent.

We currently intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes. We do not currently have more specific plans or commitments with respect to the net proceeds from this offering and, accordingly, are unable to quantify the allocation of such proceeds among the various potential issues.

Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development, the status of and results from clinical trials, the timing of regulatory submissions, the outcome of regulatory review, the amount of cash generated by our operations, the amount of competition we face and other operational factors, as well as any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs.

Pending other uses, we may choose to invest such proceeds to us in short-term, investment grade, interest-bearing bank accounts or securities. We cannot predict whether the proceeds invested will yield a favorable, or any, return.

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DILUTION

If you invest in our common shares in this offering, your interest will be diluted immediately to the extent of the difference between the price per share you pay in this offering and the pro forma as adjusted net tangible book value per share of our common shares after this offering. Our net tangible book value (deficit) as of March 31, 2024, was approximately $(42,317,000), or $(1.68) per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of common shares outstanding as of March 31, 2024.

After giving effect to (i) the sale and issuance of 796,531 common shares pursuant to the Jefferies Sale Agreement for net proceeds of $551,000, (ii) the exercise of certain outstanding warrants for the purchase of an aggregate of 376,250 common shares for net proceeds of $228,000, (iii) the sale and issuance of 2,272,728 common shares and the April 2024 Warrants in the April 2024 Offering, after deducting placement agent fees and estimated offering expenses payable by us for net proceeds of approximately $1,700,000, each subsequent to March 31, 2024 (collectively, the “Pro Forma Adjustments”), our pro forma net tangible book value as of March 31, 2024, would have been approximately $(39,838,000), or approximately $(1.39) per share.

After giving further effect to sale in this offering of our common shares in the maximum aggregate amount of $8,468,289 at an assumed offering price of $0.62 per share, the closing price of our common shares on Nasdaq on May 10, 2024, and after deducting sales agent commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of March 31, 2024, would have been approximately $(31,624,000), or $(0.75) per share. This represents an immediate increase in pro forma as adjusted net tangible book value of $0.64 per share to our existing shareholders and immediate dilution of $1.37 per share to new investors in this offering, as illustrated by the following table:

Assumed offering price per share		$0.62
Net tangible book value per share as of March 31, 2024	$(1.68)
Increase in net tangible book value per share attributable to the Pro Forma Adjustments	$0.29
Pro forma net tangible book value per share as of March 31, 2024	$(1.39)
Increase in pro forma as adjusted net tangible book value per share attributable to this offering	$0.64
Pro forma as adjusted net tangible book value per share as of March 31, 2024, after giving effect to this offering		$(0.75)
Dilution in net tangible book value per share to new investors in this offering		$1.37

The discussion and table above are based on 25,236,766 common shares outstanding as of March 31, 2024, and excludes the following potentially dilutive securities as of that date:

●	14,467,566 common shares issuable upon the exercise of warrants outstanding with a weighted average exercise price of $0.79 per share;
●	1,639,909 common shares issuable upon the exercise of options outstanding with a weighted average exercise price of $30.69 per share;
●	205,396 common shares issuable upon the conversion of certain outstanding debt pursuant our Loan Agreement, at a weighted average conversion price of $34.08 per share; and
●	825,789 common shares reserved for future issuance under our 2016 Plan.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise or conversion, of the outstanding options, debt or warrants described above.

To the extent that any of these outstanding options, debt or warrants are exercised or converted at prices per share below the price per share for any shares sold in this offering or we issue additional shares under our equity incentive plans at prices below the price per share for any shares sold in this offering, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital by issuing equity or convertible debt securities, your ownership will be further diluted.

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PLAN OF DISTRIBUTION

We entered into the Sales Agreement with Wainwright on May 15, 2024, under which we may issue and sell a number of our common shares having an aggregate gross sales price of up to $8,468,289 from time to time through or to Wainwright acting as sales agent or principal.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, Wainwright may offer and sell our common shares by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through the Nasdaq Capital Market, the existing trading market for our common shares, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. We or Wainwright may suspend the offering of our common shares upon notice and subject to other conditions.

We will pay Wainwright commissions, in cash, for its services in acting as agent in the sale of our common shares. Wainwright will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Wainwright for certain specified expenses in an amount up to $100,000, in addition to up to $2,500 per due diligence update session for Wainwright’s counsel’s fees. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Wainwright under the terms of the Sales Agreement, will be approximately $95,500.

Settlement for sales of our common shares will occur on the second trading day following the date on which any sales are made (and on and after May 28, 2024 (or such later date on which the SEC’s final rule with respect to the shortening of the securities transaction settlement cycle becomes effective), on the first trading day following the date on which any sales are made), or on some other date that is agreed upon by us and Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Wainwright may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Wainwright will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the common shares under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of our common shares on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Wainwright will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Wainwright against certain civil liabilities, including liabilities under the Securities Act. Sales and solicitations of sales of the common shares offered pursuant to this offering by the sales agent shall be made solely on or through the facilities of an exchange or market outside of Canada.

This offering of our common shares pursuant to the Sales Agreement will terminate upon termination of the Sales Agreement as permitted therein. We and Wainwright may each terminate the Sales Agreement as provided therein.

To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our common shares while the offering is ongoing under this prospectus supplement. Wainwright and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. Wainwright acted as the placement agent in connection with the April 2024 Offering and received compensation from us in connection therewith.

This prospectus supplement in electronic format may be made available on a website maintained by Wainwright, and Wainwright may distribute this prospectus supplement electronically.

The foregoing does not purport to be a complete statement of the terms and conditions of the Sales Agreement. A copy of the Sales Agreement is included as an exhibit to our Current Report on Form 8-K that will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying base prospectus form a part. See “Where You Can Find More Information” and “Incorporation of Certain Information By Reference.”

The transfer agent and registrar for our common shares is Computershare. Its address is 510 Burrard Street, 2nd Floor, Vancouver, British Columbia V6C 3B9, and its telephone number is (604) 661-9442.

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MATERIAL UNITED STATES INCOME TAX CONSIDERATIONS

The section discusses the material U.S. federal income tax consequences of purchasing, owning and disposing of our common shares by a U.S. Holder that acquires the common shares pursuant to this offering and holds such common shares as capital assets. This summary is of a general nature only, is not exhaustive of all possible U.S. federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any particular U.S. Holder (as defined below) U.S. Holders should consult their own tax advisors with respect to their particular circumstances. For purposes of this summary, “U.S. Holder” means a beneficial holder of our common shares that is for U.S. federal income tax purposes:

● an individual citizen or resident of the United States;

● a corporation or other entity classified as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

● an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

● a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more “United States persons” (within the meaning of the Code, as defined below) have the authority to control all substantial decisions of the trust, or (b) a valid election is in effect to be treated as a United States person for U.S. federal income tax purposes.

If a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes holds our common shares, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. This section does not address the tax consequences to such a partnership or any partner in such a partnership for U.S. federal income tax purposes. Such a partner should consult its own tax advisor as to the tax consequences of the partnership purchasing, owning, and disposing of our common shares.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder, IRS rulings, and judicial decisions in effect as of the date of this prospectus supplement. All of these are subject to change, possibly with retroactive effect, or different interpretations. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive basis. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary.

This summary does not purport to be a complete analysis of all potential U.S. federal income tax effects and does not address all aspects of U.S. federal income taxation that may be relevant to particular U.S. Holders in light of their specific circumstances (for example, U.S. Holders subject to the alternative minimum tax) or to U.S. Holders that are subject to special rules under U.S. federal income tax law, including:

● dealers in stocks, securities, or currencies;

● securities traders that use a mark-to-market accounting method;

● banks and financial institutions;

● insurance companies;

● regulated investment companies;

● real estate investment trusts;

● tax-exempt organizations;

● retirement plans, individual plans, individual retirement accounts, and tax-deferred accounts;

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● persons holding our common shares as part of a hedging or conversion transaction straddle or other integrated or risk reduction transaction;

● persons who or that are, or may become, subject to the expatriation provisions of the Code;

●controlled foreign corporations, passive foreign investment companies, and shareholders of such corporations;

● pass-through entities, including partnerships, entities, and arrangements classified as partnerships for U.S. federal income tax purposes, and beneficial owners of pass-through entities;

● persons subject to the alternative minimum tax or the corporate minimum tax;

● persons whose functional currency is not the U.S. dollar;

● persons that acquired our common shares as compensation for services; and

● direct, indirect, or constructive owners of 10% or more of the total combined voting power of all classes of our voting stock or 10% or more of the total value of shares of all classes of our stock.

This summary also does not discuss any aspect of state, local or foreign law, or estate or gift tax law as applicable to U.S. Holders or any holders of our common shares that are not U.S. Holders.

PROSPECTIVE U.S. INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSEQUENCES DESCRIBED BELOW TO THEIR PARTICULAR SITUATIONS AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS.

Taxation of U.S. Holders of Our Common Shares

Distributions

Subject to the PFIC rules discussed below, any distributions paid by the Company out of current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), before reduction for any Canadian withholding tax paid with respect thereto, will generally be taxable to a U.S. Holder as foreign source dividend income, and generally will not be eligible for the dividends received deduction allowed to corporations. The dividend will be taxable to a U.S. Holder when such holder receives the dividend, actually or constructively. Distributions in excess of current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of the U.S. Holder’s adjusted tax basis in our common shares and thereafter as capital gain. The Company may not, however, maintain the calculations of its earnings and profits in accordance with U.S. federal income tax principles. Therefore, U.S. Holders should assume (unless advised to the contrary) that any distribution from the Company will be treated for US federal income tax purposes as a dividend. Prospective purchasers should consult their own tax advisors with respect to the appropriate U.S. federal income tax treatment of any distribution received from the Company. The Company does not expect to pay dividends with respect to its common shares.

Dividends paid to non-corporate U.S. Holders by the Company in a taxable year in which it is treated as a PFIC, or in the immediately following taxable year, will not be eligible for the preferential rate normally applicable to qualified dividend income. As described in the section below entitled “Passive Foreign Investment Company Considerations,” if we were a PFIC in a year while a U.S. Holder held our common shares, such common shares remain an interest in a PFIC for all future years. The IRS takes the position that such rule will apply for purposes of determining whether the common shares are an interest in a PFIC in the year a dividend is paid or in the prior year, even if we do not satisfy the tests to be a PFIC in either of those years. In all other taxable years, dividends paid by the Company should be taxable to a non-corporate U.S. Holder at the preferential rate applicable qualified dividend income, provided that certain conditions are satisfied. The Company does not expect to be classified as a PFIC for the 2024 taxable year. However, no assurance can be provided that the Company will not in fact be classified as a PFIC for the 2024 taxable year or any subsequent taxable year and, therefore, no assurance can be provided that a U.S. Holder will be able to claim a reduced rate for dividends paid in 2024 or any subsequent taxable year (if any). See “Taxation of U.S. Holders of Our Common Shares— Passive Foreign Investment Company Considerations” below.

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Under current law, payments of dividends by the Company to non-Canadian investors (including U.S. Holders) are generally subject to Canadian withholding tax at a rate of 25%. The rate of withholding tax applicable to U.S. Holders that are eligible for benefits under the Canada-United States Tax Convention (the “Convention”) is reduced to a rate of 15% unless the U.S. Holder is a company which owns 10% of our voting shares in which case the withholding rate is reduced to a rate of 5%. This reduced rate of withholding will not apply if the dividends received by a U.S. Holder are effectively connected with a permanent establishment of the U.S. Holder in Canada. For U.S. federal income tax purposes, U.S. Holders will be treated as having received the amount of Canadian taxes withheld by the Company, and as then having paid over the withheld taxes to the Canadian taxing authorities. As a result of this rule, the amount of dividend income included in gross income for U.S. federal income tax purposes by a U.S. Holder with respect to a payment of dividends may be greater than the amount of cash actually received by the U.S. Holder from the Company with respect to the payment.

Subject to certain limitations, a U.S. Holder will generally be entitled to a credit or a deduction against its U.S. federal income tax liability for Canadian income taxes withheld by the Company. For purposes of the foreign tax credit limitation, dividends paid by the Company generally will constitute foreign source income in the “passive category income” basket. The foreign tax credit rules are complex and prospective purchasers should consult their tax advisors concerning the availability of the foreign tax credit in their particular circumstances.

Sale, Exchange, or Other Taxable Disposition of Our Common Shares

Subject to the PFIC rules discussed below, upon a sale, exchange, or other taxable disposition of our common shares, a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount realized on the sale, exchange, or other taxable disposition and the U.S. Holder’s adjusted tax basis in its common shares.

This capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in its common shares exceeds one year. The deductibility of capital losses is subject to limitations. Any gain or loss will generally be sourced to the United States for U.S. foreign tax credit purposes.

Passive Foreign Investment Company Considerations

Special U.S. tax rules apply to U.S. Holders of our common shares if we are a PFIC at any time during the U.S. Holder’s holding period. A foreign corporation will be classified as a PFIC for any taxable year in which, after taking into account the income and assets of the corporation and certain subsidiaries pursuant to applicable “look-through rules,” either (i) at least 75% of its gross income is passive income (the “PFIC income test”) or (ii) at least 50% of the average value of its assets is attributable to assets which produce passive income or are held for the production of passive income (the “PFIC asset test”). Passive income generally includes dividends, interest, rents and royalties (other than certain rents and royalties derived in the active conduct of a trade or business), annuities, and gains from assets that produce passive income. Passive assets are those assets that are held for production of passive income or do not produce income at all. Thus, cash will be a passive asset. If a non-U.S. corporation owns at least 25% by value of the stock of another company, the non-U.S. corporation is treated for purposes of the PFIC income or asset tests as receiving directly its proportionate share of the other company’s income and as owning its proportionate share of the assets of the other company. The determination of whether a foreign corporation is a PFIC is a factual determination made annually and is therefore subject to change.

We do not expect to be a PFIC for the 2024 taxable year. However, the fair market value of the Company’s assets may be determined in large part by the market price of our common shares, which is likely to fluctuate, and the composition of the Company’s income and assets will be affected by how, and how quickly, the Company spends any cash that is raised in any financing transaction. No assurance can be provided that the Company will not be classified as a PFIC for the 2024 taxable year or any prior or future taxable year. Prospective purchasers should consult their tax advisors regarding the Company’s PFIC status.

S-15

If a U.S. Holder holds common shares during any taxable year when the Company is a PFIC, such U.S. Holder that does not make the QEF election or the mark-to-market election described below will generally be subject to adverse rules with respect to (i) any “excess distributions” (generally, the excess of distributions received by the U.S. Holder on our common shares in a taxable year over 125% of the average annual distributions received by the U.S. Holder in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for our common shares) and (ii) any gain realized on the sale or other disposition of the common shares. Generally, our common shares will remain shares in a PFIC with respect to a U.S. Holder if we are a PFIC during any time of such U.S. Holder’s holding period (even if the Company no longer meets the PFIC income test or the PFIC asset test) and subject to the adverse consequences described below, unless the U.S. shareholder makes a deemed sale election or a mark-to-market election, or makes a QEF election with respect to the first taxable year for which we are a PFIC.

Under these adverse rules (a) the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period, (b) the amount allocated to the current taxable year and any taxable year prior to the first taxable year in which the Company is classified as a PFIC will be taxed as ordinary income, and (c) the amount allocated to each of the other taxable years during which the Company was classified as a PFIC will be subject to tax at the highest rate of tax in effect for the applicable category of taxpayer for that year and an interest charge will be imposed with respect to the resulting tax attributable to each such other taxable year. The tax liability for amounts allocated to years prior to the year of disposition or excess distribution during which the Company is a PFIC with respect to the U.S. Holder will be payable generally without regard to offsets from deductions, losses and expenses. A U.S. Holder that is not a corporation will be required to treat any such interest paid as “personal interest”, which is not deductible.

U.S. Holders can avoid the adverse rules described above in part by making a mark-to-market election with respect to our common shares, provided that our common shares are “marketable”. Our common shares will be marketable if they are “regularly traded” on a “qualified exchange” or other market within the meaning of applicable U.S. Treasury regulations. For this purpose, our common shares generally should be considered to be regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Our common shares are currently listed on Nasdaq, which should constitute a qualified exchange; however, there can be no assurance that our common shares will be treated as regularly traded on a qualified exchange for purposes of the mark-to-market election. If our common shares are not regularly traded on Nasdaq or are delisted from Nasdaq and not traded on another qualified exchange for the requisite time period described above, the mark-to-market election will not be available.

A U.S. Holder that makes a mark-to-market election must include in gross income, as ordinary income, for each taxable year an amount equal to the excess, if any, of the fair market value of the U.S. Holder’s common shares at the close of the taxable year over the U.S. Holder’s adjusted tax basis in our common shares. An electing U.S. Holder may also claim an ordinary loss deduction for the excess, if any, of the U.S. Holder’s adjusted tax basis in its common shares over the fair market value of its common shares at the close of the taxable year, but this deduction is allowable only to the extent of any net mark-to-market gains previously included in income. A U.S. Holder that makes a mark-to-market election generally will adjust such U.S. Holder’s tax basis in its common shares to reflect the amount included in gross income or allowed as a deduction because of such mark-to-market election. Gains from an actual sale or other disposition of our common shares will be treated as ordinary income, and any losses incurred on a sale or other disposition of our common shares will be treated as ordinary losses to the extent of any net mark-to-market gains previously included in income.

If the Company is classified as a PFIC for any taxable year in which a U.S. Holder owns our common shares but before a mark-to-market election is made, the adverse PFIC rules described above will apply to any mark-to-market gain recognized in the year the election is made. Otherwise, a mark-to-market election will be effective for the taxable year for which the election is made and all subsequent taxable years during which the Company satisfies the PFIC income test or the PFIC asset test. The election cannot be revoked without the consent of the IRS or unless our common shares cease to be marketable, in which case the election is automatically terminated.

If the Company were to be classified as a PFIC, a U.S. Holder of our common shares will generally be treated as owning stock owned by the Company in any direct or indirect subsidiaries that are also PFICs (a “PFIC Subsidiary”) and will be subject to similar adverse rules with respect to distributions to the Company by, and dispositions by the Company of, the stock of such subsidiaries. A mark-to-market election is not permitted for the shares of any subsidiary of the Company that is also classified as a PFIC. Prospective purchasers should consult their tax advisors regarding the availability of, and procedure for making, a mark-to-market election.

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A U.S. Holder can also avoid the interest charge and the other adverse PFIC consequences described above if we are a PFIC by making a Qualified Electing Fund (“QEF”) election to be taxed currently on its share of our undistributed income. If we are classified as a PFIC, we may satisfy the record keeping requirements that apply to a QEF and supply requesting U.S. Holders with the information that such U.S. Holders are required to report under the QEF rules with respect to the Company and any PFIC Subsidiary. However, there can be no assurance that the Company will satisfy the record keeping requirement or provide the information required to be reported by U.S. Holders. In general, a QEF election is effective only if we make available such required information.

A U.S. Holder that makes a timely and effective QEF election with respect to the first tax year in its holding period of our common shares for which we are a PFIC generally will not be subject to the adverse PFIC consequences described above with respect to its common shares. Rather, a U.S. Holder that makes a timely and effective QEF election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share of (a) the Company’s net capital gain, which will be taxed as long-term capital gain to such U.S. Holder, and (b) the Company’s ordinary earnings, which will be taxed as ordinary income to such U.S. Holder, in each case regardless of which such amounts are actually distributed to the U.S. Holder by the Company. Generally, “net capital gain” is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and “ordinary earnings” are the excess of (a) “earnings and profits” over (b) net capital gain. A U.S. Holder that makes a timely and effective QEF election with respect to the Company generally (a) may receive a tax-free distribution from the Company to the extent that such distribution represents “earnings and profits” that were previously included in income by the U.S. Holder because of such QEF election and (b) will adjust such U.S. Holder’s tax basis in its common shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF election. In addition, a U.S. Holder that makes a QEF election generally will recognize capital gain or loss on the sale or other taxable disposition of our common shares.

The QEF election is made on a shareholder-by-shareholder basis. Once made, a QEF election will apply to the tax year for which the QEF election is made and to all subsequent tax years, unless the QEF election is invalidated or terminated or the IRS consents to revocation of the QEF election. In addition, if a U.S. Holder makes a QEF election, the QEF election will remain in effect (although it will not be applicable) during those tax years in which the Company is not a PFIC.

A QEF election made with respect to the Company will not apply to any PFIC Subsidiary; a separate QEF election must be made for each PFIC Subsidiary (in which case the treatment described above will apply to each such PFIC Subsidiary). If a U.S. Holder makes a timely and effective QEF election with respect to a PFIC Subsidiary, it will be required in each taxable year to include in gross income its pro rata share of the ordinary earnings and net capital gain of such PFIC Subsidiary, regardless of whether it actually receives a distribution of such income.

If the Company is classified as a PFIC and later ceases to be so classified, a U.S. Holder may make an election (a “deemed sale election”) to be treated for U.S. federal income tax purposes as having sold its common shares on the last day of the taxable year of the Company during which it is a PFIC. A U.S. Holder that makes a deemed sale election will then cease to be treated as owning stock in a PFIC by reason of ownership of our common shares in the Company. However, gain recognized as a result of making the deemed sale election will be subject to the adverse rules described above and loss will not be recognized as a result of a deemed sale election.

In addition, if the Company were to be classified as a PFIC, U.S. Holders will generally be required to file an annual information return with the IRS (also on IRS Form 8621, which PFIC shareholders are required to file with their U.S. federal income tax or information returns) relating to their ownership of our common shares. Failure to file IRS Form 8621 for each applicable taxable year may result in substantial penalties and result in the U.S. Holder’s taxable years being open to audit by the IRS until such forms are properly filed.

Prospective purchasers should consult their tax advisors regarding the potential application of the PFIC regime and any reporting obligations to which they may be subject under that regime.

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Tax on Net Investment Income

A Medicare contribution tax of 3.8% is imposed on a portion or all of the net investment income of certain individuals with a modified adjusted gross income of over $200,000 (or $250,000 in the case of joint filers or $125,000 in the case of married individuals filing separately) and on the undistributed net investment income of certain estates and trusts. “Net investment income” generally includes income from any dividends paid with respect to our common shares and net gain from the sale, exchange, or other taxable disposition of our common shares, reduced by any deductions properly allocable to such income or net gain. U.S. Holders are urged to consult their tax advisors regarding the applicability of this tax to their income and gains in respect of an investment in our common shares.

Information Reporting and Backup Withholding

Payments made within the United States, or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from sales or other dispositions of our common shares, generally will be reported to the IRS and to the U.S. Holder as required under applicable regulations. Backup withholding tax may apply to these payments if the U.S. Holder fails to timely provide in the appropriate manner an accurate taxpayer identification number or otherwise fails to comply with, or establish an exemption from, such backup withholding tax requirements. Certain U.S. Holders are not subject to the information reporting or backup withholding tax requirements described in the preceding sentence. U.S. Holders should consult their tax advisors as to their qualification for exemption from backup withholding tax and the procedure for establishing an exemption.

Backup withholding tax is not an additional tax. U.S. Holders generally will be allowed a refund or credit against their U.S. federal income tax liability for amounts withheld, provided the required information is timely furnished to the IRS. Certain U.S. Holders may be required to file Form 5471 reporting transfers of cash or other property to the Company and information relating to the U.S. Holder and the Company. In addition, certain U.S. Holders are required to report information on IRS Form 8938 with respect to their investments in certain “foreign financial assets,” which may include an investment in our common shares. Substantial penalties may be imposed upon a U.S. Holder that fails to comply. U.S. Holders should consult their tax advisors regarding the information reporting obligations that may arise from their acquisition, ownership or disposition of our common shares.

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MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary, as of today’s date, of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereunder, as amended (“Tax Act”) that generally apply to an investor who acquires, as beneficial owner, a common share pursuant to this prospectus supplement and who, for the purposes of the Tax Act and at all relevant times, (i) is not, and is not deemed to be, a resident of Canada, (ii) deals at arm’s length with us and the sales agent, (iii) is not affiliated with us or the sales agent, (iv) acquires and holds the common shares as capital property, and (v) does not and will not use or hold, and is not and will not be deemed to use or hold, the common shares in the course of carrying on a business in Canada (a “Holder”). Special rules, which are not discussed in this summary, may apply to a Holder that is an insurer that carries on business in Canada and elsewhere. Such Holders should consult their own tax advisors.

Generally, the common shares will be considered to be capital property to a Holder provided that the Holder does not use the shares in the course of carrying on a business of trading or dealing in securities and such Holder has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade, all within the meaning of the Tax Act.

This summary is based upon the current provisions of the Tax Act, the Convention and the current published administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”). This summary takes into account all specific proposals to amend the Tax Act and its regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”) and assumes that the Tax Proposals will be enacted in the form proposed, although no assurance can be given that the Tax Proposals will be enacted in their current form or at all. This summary does not otherwise take into account any changes in law or in the administrative policies or assessing practices of the CRA, whether by legislative, governmental or judicial decision or action, nor does it take into account or consider any provincial, territorial or foreign income tax considerations, which considerations may differ significantly from the Canadian federal income tax considerations discussed in this summary.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder. Holders should consult their own tax advisors with respect to their particular circumstances.

Currency

For purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the common shares, including dividends, adjusted cost base and proceeds of disposition, must be expressed in Canadian dollars using the rate of exchange quoted by the Bank of Canada on the day the amount first arose, or such other rate of exchange as is acceptable to the CRA.

Dividends

Dividends paid or credited or deemed to be paid or credited by us to a Holder on the common shares are subject to Canadian withholding tax at the rate of 25% on the gross amount of the dividend unless such rate is reduced by the terms of the Convention or another applicable tax treaty between Canada and the Holder’s country of residence. The rate of withholding tax on dividends paid or credited to a Holder who is resident in the United States for purposes of the Convention, is fully entitled to benefits under the Convention, and is the beneficial owner of the dividend is generally limited to 15% of the gross amount of the dividend (or 5% in the case of such a Holder that is a company beneficially owning at least 10% of our voting shares). Holders should consult their own tax advisors regarding the application of the Convention (or any other applicable tax treaty) to dividends based on their particular circumstances.

Dispositions of Common Shares

A Holder generally will not be subject to tax under the Tax Act in respect of a capital gain realized on the disposition or deemed disposition of the common shares, nor will capital losses arising therefrom be recognized under the Tax Act, unless the common shares constitute “taxable Canadian property” to the Holder for purposes of the Tax Act, and the gain is not exempt from tax pursuant to the terms of the Convention (or any other applicable tax treaty).

Provided our common shares are listed on a “designated stock exchange”, as defined in the Tax Act (which currently includes Nasdaq) at the time of disposition, the common shares generally will not constitute taxable Canadian property of a Holder at that time, unless at any time during the 60-month period immediately preceding the disposition the following two conditions are met concurrently:

(i)	one or any combination of the Holder, persons with whom the Holder did not deal at “arm’s length” (within the meaning of the Tax Act), and partnerships in which the Holder or such non-arm’s length person holds a membership interest (either directly or indirectly through one or more partnerships), owned 25% or more of the issued shares of any class or series of our shares; and

(ii)	more than 50% of the fair market value of the common shares was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource properties” (as defined in the Tax Act), “timber resource properties” (as defined in the Tax Act) or an option in respect of, or an interest in, or for civil law rights in, such property, whether or not such property exists.

Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, our common shares could be deemed to be “taxable Canadian property” to a Holder. Holders whose common shares may be taxable Canadian property should consult their own tax advisors.

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LEGAL MATTERS

Certain legal matters, including the validity of the common shares offered by this prospectus supplement, will be passed upon for us by Stikeman Elliott LLP, Toronto, Ontario. Certain legal matters will be passed upon for us by Haynes and Boone, LLP. Greenberg Traurig, P.A., Miami, Florida is acting as counsel for the sales agent in connection with this offering.

EXPERTS

The consolidated balance sheets of VBI Vaccines Inc. and subsidiaries as of December 31, 2023 and 2022, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference, which report includes an explanatory paragraph about the existence of substantial doubt concerning our ability to continue as a going concern. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file annual, quarterly, and current reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

We make available free of charge on or through our website at http://www.vbivaccines.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, amendments to those reports, and other information that we file or furnish pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus supplement does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, http://www.vbivaccines.com.

We have not incorporated by reference into this prospectus supplement the information on, or accessible through, our website, and you should not consider it to be a part of this prospectus supplement.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement, and later information that we file with the SEC automatically updates and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02, 7.01 and 9.01 of Form 8-K or any other information that is identified as “furnished” rather than filed) we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on and subsequent to the date of this prospectus supplement and prior to the termination or completion of the offering:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on April 16, 2024;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed with the SEC on May 15, 2024;

●	our Current Reports on Form 8-K, filed with the SEC on each of January 11, 2024, January 23, 2024, February 6, 2024, February 14, 2024, April 11, 2024 and May 1, 2024;

●	The portions of our definitive proxy statement on Schedule 14A filed with the SEC on April 29, 2024 and incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023; and

●	the description of our common shares which is included in the Form 8-A filed with the SEC on May 5, 2016, as amended by Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (and any amendment or report filed for the purpose of updating such description).

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference (excluding any exhibits to those documents, unless we have specifically incorporated that exhibit by reference herein). These documents will be provided to you at no cost, by contacting:

VBI Vaccines Inc.

160 Second Street, Floor 3

Cambridge, MA 02142

Attention: Chief Financial Officer

Telephone: (617) 830-3031

You may also access the documents incorporated by reference in this prospectus supplement through our website at http://www.vbivaccines.com. Except as set forth above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement, the accompanying prospectus, or the registration statement of which it forms a part.

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PROSPECTUS

$300,000,000

Common Shares

Warrants

Units

Subscription Rights

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $300,000,000.

This prospectus may also be used by the selling shareholders named in this prospectus to offer and resell from time to time up to 3,012,363 common shares, which are comprised of (i) 705,000 common shares issued or issuable upon exercise of the warrants issued in April 2020 (the “National Warrants”) to National Securities Corporation (“National”) or its designees, (ii) 937,500 common shares (the “Restated K2 Warrant Shares”) issuable upon the exercise of the warrant amended and restated in May 2021 (the “Restated K2 Warrant” and together with the National Warrants, the “Warrants”) to K2 HealthVentures (“K2HV”), and (iii) 1,369,863 common shares (the “K2 Term Loan Shares,” and together with the Restated K2 Warrant Shares, the “K2 Shares”) issuable upon conversion of the Term Loans (as defined herein) due June 1, 2024, as further described in this prospectus.

The Warrants and the Term Loans were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D (Rule 506) under the Securities Act. We are registering the offer and resale of the K2 Shares to satisfy a provision in a loan and guaranty agreement, dated as of May 22, 2020, by and among us, Variation Biotechnologies, Inc., each of the guarantors signatory thereto, K2HV and Ankura Trust Company, LLC (the “Loan Agreement”).

We will not receive any of the proceeds from the sale of our common shares by the selling shareholders. Any common shares subject to resale hereunder will have been issued by us and acquired by the selling shareholders prior to any resale of such shares pursuant to this prospectus.

We will provide specific terms of any offering by us in a supplement to this prospectus or in an issuer free writing prospectus. Any prospectus supplement or issuer free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and any applicable prospectus supplement or issuer free writing prospectus as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

We may offer and sell these securities in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. The selling shareholders named in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may offer or resell the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling shareholders will bear all commissions and discounts, if any, attributable to the sale of shares, and all selling and other expenses incurred by the selling shareholders. We will bear all costs, expenses and fees in connection with the registration of the shares. For additional information on the methods of sale that may be used by us or the selling shareholders, see “Plan of Distribution” beginning on page 16 of this prospectus.

Our common shares are listed on The Nasdaq Capital Market under the symbol “VBIV”. On August 25, 2022, the last reported sale price of our common shares as reported by The Nasdaq Capital Market was $1.01 per share. We recommend that you obtain current market quotations for our common shares prior to making an investment decision. We will provide information in any applicable prospectus supplement regarding any listing of securities other than our common shares on any securities exchange.

You should carefully read this prospectus, any prospectus supplement relating to any specific offering of securities, and all information incorporated by reference herein and therein.

Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 4 and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 6, 2022

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $300,000,000. In addition, the selling shareholders named in this prospectus may resell, from time to time, in one or more offerings, the common shares offered by this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering; however, the selling shareholders may sell securities using this prospectus. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

Information about the selling shareholders may change over time. When the selling shareholders sell our common shares under this prospectus, we will, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering.

Any prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us or the selling shareholders. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

i

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, unless the context otherwise requires, references to the terms “VBI,” “we,” “us,” “our” and the “Company” refer to VBI Vaccines Inc. and its subsidiaries.

Unless indicated otherwise, all references to the U.S. Dollar, Dollar or $    are to the United States Dollar, the legal currency of the United States of America. We may also refer to the Canadian Dollar or CAD, which is the legal currency of Canada.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus and any prospectus supplement contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “will,” “may,” or other similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

● the timing of, and our ability to, obtain and maintain regulatory approvals for our clinical trials, products, and pipeline candidates;

● our ability to achieve and sustain commercial success of PreHevbrio in the U.S and PreHevbri in Europe;

● the timing and results of our ongoing and planned clinical trials for products and pipeline candidates;

● the amount of funds we require for our prophylactic and therapeutic pipeline candidates;

● the potential benefits of strategic partnership agreements and our ability to enter into strategic partnership arrangements;

● our ability to manufacture, or to have manufactured, our 3-antigen hepatitis B vaccine and our pipeline candidates, at a commercially viable scale to the standards and requirements of regulatory agencies;

● the impact of the ongoing COVID-19 pandemic on our clinical studies, research programs, manufacturing, business plan, regulatory review including site inspections, and the global economy;

● our ability to effectively execute and deliver our plans related to commercialization, marketing, manufacturing capabilities and strategy;

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● our ability to retain and maintain a good relationship with our current employees, and our ability to competitively attract new employees with relevant experience and expertise;

● the suitability and adequacy of our office, manufacturing, and research facilities and our ability to secure term extensions or expansions of leased space;

● the ability of our vendors and suppliers to manufacture and deliver materials in a timely manner that meet regulatory agency and our standards and requirements to meet planned timelines and milestones;

● any disruption in the operations of our Rehovot, Israel manufacturing facility where we manufacture all of our clinical and commercial supplies of our 3-antigen hepatitis B vaccine and clinical supplies of our hepatitis B immunotherapeutic, VBI-2601;

● our compliance with all laws, rules, and regulations applicable to our business and products;

● our ability to continue as a going concern;

● our history of losses;

● our ability to generate revenues and achieve profitability;

● emerging competition and rapidly advancing technology in our industry that may outpace our technology;

● customer demand for our 3-antigen hepatitis B vaccine and pipeline candidates;

● the impact of competitive or alternative products, technologies, and pricing;

● general economic conditions and events and the impact they may have on us and our potential customers;

● our ability to obtain adequate financing in the future on reasonable terms, as and when we need it;

● our ability to implement network systems and controls that are effective at preventing cyber-attacks, malware intrusions, malicious viruses, and ransomware threats;

● our ability to secure and maintain protection over our intellectual property;

● our ability to maintain our existing licenses with licensors of intellectual property, or obtain new licenses for intellectual property;

● changes to legal and regulatory processes for biosimilar approval and marketing that could reduce the duration of market exclusivity for our products;

● our success at managing the risks involved in the foregoing items; and

● our ability to regain and maintain compliance with The Nasdaq Capital Market’s (“Nasdaq”) listing standards.

You should review carefully the section entitled “Risk Factors” beginning on page 4 of this prospectus for a discussion of these and other risks that relate to our business and investing in our securities. The forward-looking statements contained or incorporated by reference in this prospectus or any prospectus supplement are expressly qualified in their entirety by this cautionary statement. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, any prospectus supplement, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus, any prospectus supplement and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus.

Overview

We are a commercial stage biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease. Through our innovative approach to virus-like particles (“VLPs”), including a proprietary enveloped VLP (“eVLP”) platform technology, we develop vaccine candidates that mimic the natural presentation of viruses, designed to elicit the innate power of the human immune system. We are committed to targeting and overcoming significant infectious diseases, including hepatitis B (“HBV”), COVID-19 and coronaviruses, and cytomegalovirus (“CMV”), as well as aggressive cancers including glioblastoma. We are headquartered in Cambridge, Massachusetts, with research operations in Ottawa, Canada, and a research and manufacturing site in Rehovot, Israel.

Product Pipeline

Our pipeline is comprised of vaccine and immunotherapeutic programs developed by virus-like particle technologies to target two distinct, but often related, disease areas - infectious disease and oncology. We prioritize the development of programs for disease targets that are challenging, underserved, and where the human immune system, when powered and stimulated appropriately, can be a formidable opponent.

VLP vaccines are a type of sub-unit vaccine, in which only the portions of viruses critical for eliciting an immune response are presented to the body. Because of their structural similarity to viruses presented in nature, including their particulate nature and repetitive structure, virus-like particles (VLPs) can stimulate potent immune responses. VLPs can be customized to present any protein antigen, including multiple antibody and T cell targets, making them, we believe, ideal technologies for the development of both prophylactic and therapeutic vaccines. However, only a few antigenic proteins self-assemble into VLPs, which limit the number of potential targets. Notably, HBV antigens are among those that are able to spontaneously form orderly VLP structures. Our eVLP platform technology expands the list of potentially viable target indications for VLPs by providing a stable core (Gag Protein) and lipid bilayer (the “envelope”). It is a flexible platform that enables the synthetic manufacture of an “enveloped” VLP, or “eVLP”, which looks structurally and morphologically similar to the virus, with no infectious material.

Our product pipeline includes an approved vaccine and multiple late- and early-stage investigational programs. The investigational programs are in various stages of clinical development and the scientific information included about these therapeutics is preliminary and investigative. The investigational programs have not been approved by the United States Food and Drug Administration, European Medicines Agency, United Kingdom Medicines and Healthcare products Regulatory Agency, Health Canada, or any other health authority and no conclusion can or should be drawn regarding the safety or efficacy of these investigational programs.

In addition to our existing pipeline programs, we may also seek to in-license clinical-stage vaccines or vaccine-related technologies that we believe complement our pipeline, as well as technologies that may supplement our efforts in both immuno-oncology and infectious disease.

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Pipeline Programs

The table below is an overview of our commercial vaccine and our investigational programs as of August 4, 2022:

Indication	Program	Technology	Current Status
Approved Vaccine ● Hepatitis B	PreHevbrio[1,2],3 Hepatitis B Vaccine	VLP	Registration/Commercial
(Recombinant)
Prophylactic Candidates
● COVID-19 (Beta variant)	VBI-2905	eVLP	Ongoing Phase Ib
● COVID-19 (Ancestral)	VBI-2902	eVLP	Ongoing Phase Ia
● Cytomegalovirus	VBI-1501	eVLP	Phase I Completed
● Pan-coronavirus (Multivalent)	VBI-2901	eVLP	Pre-Clinical
● Coronaviruses (Multivalent)	Undisclosed	eVLP	Pre-Clinical
● Zika	VBI-2501	eVLP	Pre-Clinical

Therapeutic Candidates
● Hepatitis B	VBI-2601	VLP	Ongoing Phase II
● Glioblastoma	VBI-1901	eVLP	Ongoing Phase I/IIa
● Other CMV-Associated Cancers	Undisclosed	eVLP	Preclinical

1Approved for use in the U.S. for the prevention of infection caused by all known subtypes of hepatitis B virus in adults 18 years of age and older

2Approved for use in the European Union/European Economic Area and the UK, under the brand name PreHevbri, for active immunization against infection caused by all known subtypes of the hepatitis B virus (HBV) in adults. It can be expected that hepatitis B will also be prevented by immunization with PreHevbri as hepatitis B (caused by the delta agent) does not occur in the absence of HBV infection.

3Approved for use in Israel, under the brand name Sci-B-Vac, for active immunization against hepatitis B virus (HBV infection).

Corporate Information

Our principal office is located at 160 Second Street, Floor 3, Cambridge, Massachusetts 02142. Our telephone number at our headquarters is (617) 830-3031.

Additional information about us is available on our website at www.vbivaccines.com. The information contained on or that may be obtained from our website is not, and shall not be deemed to be, a part of this prospectus.

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the Securities and Exchange Commission incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

The Securities We May Offer

We may offer up to $300,000,000 of common shares, warrants, units and/or subscription rights in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

Common Shares

We may issue our common shares from time to time. Each holder of our common shares is entitled to one vote for each such share outstanding in the holder’s name. No holder of common shares is entitled to cumulate votes in voting for directors. Holders of our common shares are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. In the event of our liquidation, dissolution or winding up, the holders of our common shares are entitled to receive pro rata our assets which are legally available for distribution, after payments of all debts and other liabilities. The common shares are neither redeemable nor convertible. Holders of common shares have no preemptive or subscription rights to purchase any of our securities.

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Warrants

We may issue warrants for the purchase of our common shares in one or more series. We may issue warrants independently or together with common shares, and the warrants may be attached to or separate from these securities. We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into warrant agreements with a bank or trust company that we select to be our warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement related to the particular series of warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the Securities and Exchange Commission, the form of warrant agreement or warrant certificate containing the terms of the warrants we are offering before the issuance of the warrants.

Units

We may issue units consisting of one or more of the other securities described in this prospectus in any combination in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the Securities and Exchange Commission, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

Subscription Rights

We may issue subscription rights to purchase common shares or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the Securities and Exchange Commission, the form of such agreement and any supplemental agreements that describe the terms of the subscription rights we are offering before the issuance of such subscription rights.

The Securities Selling Shareholders May Offer

The selling shareholders named in this prospectus may offer and resell from time to time up to 3,012,363 common shares, which are comprised of (i) 705,000 common shares issuable upon exercise of the National Warrants, (ii) 937,500 common shares issuable upon exercise of the Restated K2 Warrant, and (iii) 1,369,863 common shares issuable upon conversion of the Term Loans. For more information on the Warrants and the Term Loans, please see section titled “The Selling Shareholders” in this prospectus.

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RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement, if any, applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Before deciding whether to invest in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, if any, together with all of the other information contained or incorporated by reference in the prospectus supplement, if any, or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, all of which are incorporated herein by reference, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common share to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless we specify another use in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of the securities offered by us for general corporate purposes, including funding of our development programs, commercial planning and sales and marketing expenses, general and administrative expenses, acquisition or licensing of additional product candidates or businesses and working capital.

Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

From time to time, we evaluate these and other factors and we anticipate continuing to make such evaluations to determine if the existing allocation of resources, including the proceeds of this offering, is being optimized. Circumstances that may give rise to a change in the use of proceeds include:

●	a change in development plan or strategy;
●	the addition of new products or applications;
●	technical delays;
●	delays or difficulties with our clinical trials;
●	manufacturing delays;
●	negative results from our clinical trials;
●	difficulty obtaining regulatory approvals;
●	failure to achieve sales as anticipated; and
●	the availability of other sources of cash including cash flow from operations and new bank debt financing arrangements, if any.

Pending other uses, we intend to invest the proceeds to us in short-term, investment grade, interest-bearing bank accounts or securities. We cannot predict whether the proceeds invested will yield a favorable, or any, return.

We will not receive any proceeds from the sale of common shares by the selling shareholders. However, we will receive proceeds from the exercise of the Warrants if such warrants are exercised for cash. We intend to use those proceeds, if any, for working capital and general corporate purposes.

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DESCRIPTION OF CAPITAL STOCK

The following description of common shares summarizes the material terms and provisions of the common shares that we may offer under this prospectus, but is not complete. For the complete terms of our common shares, please refer to our Articles, a copy of which are filed as exhibits to our registration statement on Form S-3, of which this prospectus forms a part. See “Where You Can Find More Information.”

Description of Common Shares

We are authorized to issue an unlimited number of common shares with no par value. We are governed by the British Columbia Business Corporations Act (“BCBCA”) and other relevant laws, which may affect the rights of shareholders differently than those of a company governed by the laws of a U.S. jurisdiction, and may, together with our charter documents, including the advance notice provisions in our Articles for the nomination of directors, have the effect of delaying, deferring or discouraging another party from acquiring control of our company by means of a tender offer, a proxy contest or otherwise, or may affect the price an acquiring party would be willing to offer in such an instance. The material differences between the BCBCA and Delaware General Corporation Law, or DGCL, that may have the greatest such effect include, but are not limited to, the following: (i) for material corporate transactions (such as mergers and amalgamations, other extraordinary corporate transactions or amendments to our articles) the BCBCA generally requires a two-thirds majority vote by shareholders, whereas DGCL generally only requires a majority vote; and (ii) under the BCBCA, one or more shareholders who, in the aggregate, hold 5% or more of our common shares can requisition a special meeting of shareholders, whereas such right does not exist under the DGCL.

As of June 30, 2022, we had 258,257,494 common shares outstanding. Our authorized but unissued common shares are available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

As of June 30, 2022, there were 23,390,983 outstanding equity grants and awards which include: 23,259,342 common shares issuable upon the exercise of outstanding options having a weighted average exercise price of $2.39 per share; and 19,453 common shares issuable upon the vesting of stock awards having a weighted average fair value at grant date of $1.46 per share. As of June 30, 2022, there were 1,384,469 common shares issuable upon the exercise of outstanding warrants having a weighted average exercise price of $1.24 per share and 1,369,863 common shares issuable upon the conversion of certain term loans having a conversion price of $1.46 per share.

Holders of our common shares are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose. The BCBCA provides that we may declare or pay dividends unless there are reasonable grounds for believing that (a) the Company is insolvent, or (b) the payment of the dividend would render the Company insolvent. The common shares are neither redeemable or convertible. Holders of common shares have no preemptive or subscription rights to purchase any of our securities.

Each holder of our common shares is entitled to one vote for each such share outstanding in the holder’s name. No holder of common shares is entitled to cumulate votes in voting for directors.

In the event of our liquidation, dissolution or winding up, the holders of our common shares are entitled to receive pro rata our assets which are legally available for distribution, after payments of all debts and other liabilities. All of the outstanding common shares are fully paid and non-assessable. The common shares offered by this prospectus will also be fully paid and non-assessable.

Our directors may, subject to our Articles and the BCBCA, issue, allot, sell, grant options on or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices that the directors, in their absolute discretion, may determine by board resolution. Shares may be issued in consideration for past services, property or money. Shares must not be issued until they are fully paid. There are no sinking fund provisions applicable to our common shares.

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Since we are authorized to issue an unlimited number of common shares with no par value, the authorized but unissued common shares are available for future issuance without any further vote or action by our shareholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, and employee benefit plans. The existence of authorized but unissued common shares could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.

On August 25, 2022, the last sale price of our common shares on Nasdaq was $1.01 per share. The transfer agent and registrar for our common shares is Computershare. Its address is 510 Burrard Street, 2nd Floor, Vancouver, British Columbia V6C 3B9, and its telephone number is (604) 661-9442.

Anti-takeover Effects of Provisions of VBI’s Articles and BCBCA, Alterations

The BCBCA does not contain a provision comparable to Section 203 of the Delaware General Corporation Law (DGCL) with respect to business combinations.

Under the BCBCA and our Articles, certain extraordinary company alterations, such as changes to authorized share structure, continuances, into or out of province, certain amalgamations, sales, leases or other dispositions of all or substantially all of the undertaking of a company (other than in the ordinary course of business) liquidations, dissolutions, and certain arrangements are required to be approved by ordinary or special resolution as applicable.

An ordinary resolution is a resolution (i) passed at a shareholders’ meeting by a simple majority, or (ii) passed, after being submitted to all of the shareholders, by being consented to in writing by shareholders who, in the aggregate, hold shares carrying at least two-thirds of the votes entitled to be cast on the resolution. A special resolution is a resolution (i) passed by not less than two-thirds of the votes cast by the shareholders who voted in respect of the resolution at a meeting duly called and held for that purpose or (ii) signed by all shareholders entitled to vote on the resolution.

Under the BCBCA, an action that prejudices or interferes with a right or special right attached to issued shares of a class or series of shares must be approved by a special separate resolution of the holders of the class or series of shares being affected.

Under the BCBCA, arrangements are permitted and a company may make any proposal it considers appropriate “despite any other provision” of the BCBCA. In general, a plan of arrangement is approved by a company’s board of directors and then is submitted to a court for approval. It is not unusual for a company in such circumstances to apply to a court initially for an interim order governing various procedural matters prior to calling any security holder meeting to consider the proposed arrangement. Plans of arrangement involving shareholders must be approved by a special resolution of shareholders, including holders of shares not normally entitled to vote. The court may, in respect of an arrangement proposed with persons other than shareholders and creditors, require that those persons approve the arrangement in the manner and to the extent required by the court. In connection with an arrangement, the court may make any order it considers appropriate, including, among other things, orders as to whom notice shall be given and whether, and in what manner, approval of any person is to be obtained and also determines whether any shareholders may dissent from the proposed arrangement and receive payment of the fair value of their shares. Following compliance with the procedural steps contemplated in any such interim order (including as to obtaining security holder approval), the court would conduct a final hearing and approve or reject the proposed arrangement.

The BCBCA does not contain a provision comparable to Section 251(h) of the DGCL.

Election and Removal of Directors

According to our Articles, all directors cease to hold office immediately before the election or appointment of directors at every annual general meeting, but are eligible for re-election or re- appointment at such meeting. Under Section 14.10 of VBI’s Articles, shareholders of VBI may remove any director before the expiration of his or her term of office by a special resolution of shareholders. This system of electing and removing directors generally makes it more difficult for shareholders to replace a majority of our directors.

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Shareholder Action; Advance Notification of Stockholder Nominations and Proposals

Under the BCBCA, one or more shareholders holding in the aggregate at least 5% of our common shares may requisition that the directors call a meeting of shareholders for the purpose of transacting any business that may be transacted at a general meeting. Upon receiving a requisition that complies with the technical requirements set out in the BCBCA, the directors must, subject to certain limited exceptions, call a meeting of shareholders to be held not more than 4 months after receiving the requisition and must be conducted in, as nearly as possible, the same manner as a general meeting. If the directors do not call such a meeting within 21 days after receiving the requisition, the requisitioning shareholders or any of them holding in aggregate more than 2.5% of the issued shares of the Company that carry the right to vote at general meetings may call the meeting.

Under the BCBCA, shareholder proposals may be made by registered or beneficial owners of shares entitled to vote at general meetings of shareholders who have been the registered or beneficial owner of such shares for an uninterrupted period of at least two years before the date of signing of the proposal, and who together in the aggregate constitute at least 1% of the issued shares that carry on the right to vote at general meetings or have a fair market value of shares in excess of CAD$2,000. Those registered or beneficial holders must, alongside the proposal, submit and sign a declaration providing the requisite information under the BCBCA. To be a valid proposal, the proposal must be received at the registered office of the Company at least three months before the anniversary of the previous year’s annual reference date, being the date of the previous annual general meeting.

Under the advance notice provisions contained in Section 10.9 of VBI’s Articles, subject only to the BCBCA, only persons who are nominated in accordance with the procedures set forth therein shall be eligible for election as directors of the Company. Nominations of persons for election to the Board may be made at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors: (a) by or at the direction of the Board, including pursuant to a notice of meeting; (b) by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the BCBCA, or a requisition of the shareholders made in accordance with the provisions of the BCBCA; or (c) by any person (a “Nominating Shareholder”): (A) who, at the close of business on the date of the giving of the notice and on the record date for notice of such meeting, is entered in the securities register as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting; and (B) who complies with the notice procedures set forth in our Articles.

In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given timely notice thereof in proper written form to the Secretary of the Company at the principal executive offices of the Company.

To be timely, a Nominating Shareholder’s notice to the Secretary of the Company must generally be made: (a) in the case of an annual meeting of shareholders, not less than 30 nor more than 65 days prior to the date of the annual meeting of shareholders; and (b) in the case of a special meeting (that is not also an annual meeting) called for a purpose that includes electing directors, not later than the close of business on the 15th day following the day on which public announcement of the date of the meeting is first made.

These provisions may have the effect of deterring unsolicited offers to acquire the Company or delaying changes in control of our management. These provisions could also have the effect of delaying until the next shareholder meeting any shareholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.

Amendment to Articles

Under the BCBCA, a company may amend its articles or notice of articles by (i) the type of resolution specified in the BCBCA, (ii) if the BCBCA does not specify a type of resolution, then by the type specified in the company’s articles, or (iii) if the company’s articles do not specify a type of resolution, then by special resolution. The BCBCA permits many substantive changes to a company’s articles (such as a change in the company’s authorized share structure or a change in the special rights or restrictions that may be attached to a certain class or series of shares) to be changed by the resolution specified in that company’s articles.

Our Articles provide that, subject to the BCBCA, certain alterations to our share structure may be done by way of directors’ resolution, however, any creation, variation or deletion of special rights and restrictions attached to a series or class of shares must be done by way of special resolution.

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Our Articles also provide that the shareholders may from time to time, by ordinary resolution, make any other alteration to our notice of articles and articles as permitted by the BCBCA.

Limitation of Liability and Indemnification

Section 21.2 of VBI’s Articles requires VBI, subject to the BCBCA, to indemnify a director, former director or alternate director and his or her heirs and legal representatives against all eligible penalties to which such person is or may be liable and after the disposition of an eligible proceeding pay the expenses actually and reasonably incurred by such person in respect of that proceeding.

Pursuant to Section 21.3 of VBI’s Articles, VBI may indemnify any person subject to the restrictions of the BCBCA.

Pursuant to Section 162 of the BCBCA, prior to the final disposition, VBI may pay, as they are incurred, the expenses actually and reasonably incurred by an eligible party, or the heirs and personal or other legal representatives in respect of that proceeding, if VBI first receives from such person a written undertaking that if it is ultimately determined that the payment of expenses is to be prohibited pursuant to the BCBCA, such person will repay the amounts advanced.

Indemnification under the BCBCA is prohibited if any of the following circumstances apply: (1) if the indemnity or payment is made under an earlier agreement and at the time the agreement to indemnify or pay expenses was made the company was prohibited from doing so under its memorandum or articles; (2) if the indemnity or payment is made otherwise than under an earlier agreement and at the time the indemnity or payment is made, the company is prohibited from doing so under its memorandum or articles; (3) if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, as the case may be; or (4) in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party, or the heirs and personal or other legal representatives in respect of that proceeding, by or on behalf of VBI or an associated corporation, VBI must not indemnify that person for any penalties such person is or may be liable for and must not pay the expenses of that person in respect of the proceeding.

In addition, on the application of VBI or an eligible party, a court may: (a) order VBI to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding; (b) order VBI to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding; (c) order the enforcement of, or any payment under, an agreement of indemnification entered into by VBI; (d) order VBI to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under the BCBCA; (e) make any other order the court considers appropriate.

Control Block Distributions

Under applicable securities laws in Canada, any person (or group of persons) who owns a sufficient number of any of the securities of an issuer so as to affect materially the control of that issuer is considered to be a “control person”. For such purposes, any person who has or acquires control or direction over more than 20% of the voting securities of an issuer will be deemed, in the absence of evidence to the contrary, to be a “control person”. Any “trade” of securities by a control person is considered to be a “distribution”, and accordingly, the disposition of such securities must be qualified by a prospectus, absent an available exemption.

Certain Takeover Bid Requirements

Any offer made by a person (an “offeror”) to acquire outstanding shares of a Canadian entity that, when aggregated with the offeror’s holdings (and those of persons or companies acting jointly with the offeror), would constitute 20% or more of the outstanding shares, would be subject to the take-over provisions of Canadian securities laws, unless the offer constitutes an exempt transaction.

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In addition to those take-over bid requirements noted above, the acquisition of shares may trigger the application of additional statutory regimes including amongst others, the Investment Canada Act and the Competition Act (Canada).

Limitations on the ability to acquire and hold our common shares may be imposed by the Competition Act (Canada). This legislation permits the Commissioner of Competition, or the Commissioner, to review any acquisition of control over or of a significant interest in us. This legislation grants the Commissioner jurisdiction, for up to one year, to challenge this type of acquisition before the Canadian Competition Tribunal on the basis that it would, or would be likely to, substantially prevent or lessen competition in any market in Canada.

This legislation also requires any person who intends to acquire our common shares to file a notification with the Canadian Competition Bureau if certain financial thresholds are exceeded and if that person (and their affiliates) would hold more than 20% of our common shares. If a person already owns 20% or more of our common shares, a notification must be filed when the acquisition of additional shares would bring that person’s holdings to over 50%. Where a notification is required, the legislation prohibits completion of the acquisition until the expiration of a statutory waiting period, unless the Commissioner provides written notice that the acquisition will not be challenged.

The Investment Canada Act requires any person that is a “non-Canadian” (as defined in the Investment Canada Act) who acquires control of an existing Canadian business, where the acquisition of control is not a reviewable transaction, to file a notification with Innovation, Science & Economic Development Canada. The Investment Canada Act generally prohibits the implementation of a reviewable transaction unless, after review, the relevant minister is satisfied that the investment is likely to be of net benefit to Canada. Under the Investment Canada Act, the acquisition of control of us (either through the acquisition of our common shares or all or substantially all our assets) by a non-Canadian investor would be reviewable only if our enterprise value (as determined pursuant to the Investment Canada Act) exceeds a certain threshold. The threshold for a pre-closing net benefit review depends on whether the purchaser is: (a) controlled by a person or entity from a member of the World Trade Organization; (b) a state-owned enterprise; or (c) from a country considered a “Trade Agreement Investor” under the Investment Canada Act.

The acquisition of a majority of the voting interests of an entity is deemed to be acquisition of control of that entity. The acquisition of less than a majority but one-third or more of the voting shares of a corporation or an equivalent undivided ownership interest in the voting shares of a corporation is presumed to be an acquisition of control of that corporation unless it can be established that, on the acquisition, the corporation is not controlled in fact by the acquirer through the ownership of voting shares. The acquisition of less than one-third of the voting shares of a corporation is deemed not to be an acquisition of control of that corporation. Certain transactions in relation to our common shares would be exempt from review.

Under the national security regime in the Investment Canada Act, review on a discretionary basis may also be undertaken by the federal government in respect of a much broader range of investments by a non-Canadian to “acquire, in whole or in part, or to establish an entity carrying on all or any part of its operations in Canada.” The relevant test is whether such an investment by a non-Canadian could be “injurious to national security.” The minister responsible for the Investment Canada Act has broad discretion to determine whether an investor is a non-Canadian and may be subject to national security review. Review on national security grounds is at the discretion of the federal government and may occur on a pre- or post-closing basis.

This summary is not a comprehensive description of relevant or applicable considerations regarding such requirements and, accordingly, is not intended to be, and should not be interpreted as, legal advice to any prospective purchaser and no representation with respect to such requirements to any prospective purchaser is made. Prospective investors should consult their own Canadian legal advisors with respect to any questions regarding securities law in the provinces and territories of Canada.

Listing

Our common shares are listed for trading on Nasdaq under the symbol “VBIV”.

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DESCRIPTION OF WARRANTS

As of June 30, 2022, there were 1,384,469 common shares that may be issued upon exercise of outstanding warrants.

We may issue warrants for the purchase of common shares in one or more series. We may issue warrants independently or together with common shares, and the warrants may be attached to or separate from common shares.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States or in Canada. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;
●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
●	the number or amount of common shares purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;
●	the manner of exercise of the warrants, including any cashless exercise rights;
●	the warrant agreement under which the warrants will be issued;
●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
●	anti-dilution provisions of the warrants, if any;
●	the terms of any rights to redeem or call the warrants;
●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
●	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;
●	the manner in which the warrant agreement and warrants may be modified;
●	the identities of the warrant agent and any calculation or other agent for the warrants;
●	U.S. or Canadian federal income tax consequences of holding or exercising the warrants;
●	the terms of the securities issuable upon exercise of the warrants;
●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and
●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. Eastern Time, the close of business, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised, or a subscription thereunder, together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

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Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or as indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus or any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any times before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	any unit agreement under which the units will be issued;
●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
●	whether the units will be issued in fully registered or global form.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following is a general description of the terms of the subscription rights we may issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement relating to such subscription rights, and may differ from the terms described herein.

We may issue subscription rights to purchase common shares or other securities offered hereby. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

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The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

●	whether common shares or other securities will be offered under the shareholder subscription rights;

●	the price, if any, for the subscription rights;

●	the exercise price payable for each security upon the exercise of the subscription rights;

●	the number of subscription rights issued to each shareholder;

●	the number and terms of the securities which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

●	if appropriate, a discussion of material U.S. or Canadian federal income tax considerations; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the Securities and Exchange Commission if we offer subscription rights.

SELLING SHAREHOLDERS

Up to 3,012,363 common shares are currently being offered by the selling shareholders identified below.

April 2020 Offering

On April 24, 2020, we issued 52,272,726 common shares at a price of $1.10 per share, pursuant to an underwriting agreement with Raymond James & Associates, Inc. and Oppenheimer & Co. Inc., as representatives of the several underwriters named therein, in an underwritten public offering (the “April 2020 Offering”). We engaged National to provide financial advisory services in connection with the April 2020 Offering. As consideration for such services, we issued to National (or its designees) warrants to purchase up to an aggregate of 705,000 common shares at an exercise price of $1.50 per share, subject to certain adjustments set forth in the National Warrant. The National Warrants are exercisable at any time and from time to time, in whole or in part, as of April 24, 2020 and will terminate on April 24, 2023.

Pursuant to Rule 5110(g) of the Financial Industry Regulatory Authority, or FINRA, the National Warrants issued to National (or its designees) and any shares issued upon exercise thereof will not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person, for a period of 180 days immediately following the date of effectiveness or commencement of sales in the offering, except: (i) the transfer of any security by operation of law or by reason of our reorganization; (ii) the transfer of any security to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) the transfer of any security if the aggregate amount of our securities held by National or related persons do not exceed 1% of the securities being offered; (iv) the transfer of any security that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

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K2 Transactions

On May 22, 2020, we entered into the Loan Agreement by and among us, Variation Biotechnologies Inc., a Canadian federal corporation (“Borrower Representative” and together with the Company, the “Borrowers”), various guarantors party thereto, including SciVac Ltd. (individually, each a “Guarantor,” and collectively, the “Guarantors”), K2HV, a life sciences-focused investment firm, any other lender from time to time party thereto (with such lenders and K2HV collectively referred to as “Lenders,” each a “Lender”), K2HV, as administrative agent for Lenders (in such capacity, together with its successors, “Administrative Agent”), and Ankura Trust Company, LLC, as collateral trustee for Lenders (in such capacity, together with its successors, “Collateral Trustee”), pursuant to which the Lenders originally agreed to make a term loan available to the Borrowers for working capital and general business purposes, in a principal amount of up to $50 million, to be advanced to the Borrowers in four tranches. As discussed further below, the Loan Agreement was amended on May 17, 2021 (the “First Amendment”), which increased the total term loan available pursuant to the Loan Agreement, as amended by the First Amendment, to a principal amount of up to $52 million.

The Lenders advanced the first tranche of $20 million (the “First Tranche Term Loan”) to the Borrowers on May 22, 2020 (the “Closing Date”). Approximately $14.5 million of the First Tranche Term Loan was used to repay our existing term loan facility with Perceptive Credit Holdings, LP. In addition, pursuant to a fee letter between the Administrative Agent and Borrower Representative (the “Fee Letter”), the Borrowers paid a facility charge to the Lenders of $400,000 on the Closing Date (the “Facility Charge”). After the payments to Perceptive, the Facility Charge and other expenses of Borrowers and Lenders, the net proceeds to the Borrowers of the First Tranche Term Loan were approximately $4.5 million.

The Lenders originally agreed to make available to the Borrowers additional tranches subject to the following conditions and upon the submission of a loan request by the Borrowers: (1) a maximum amount of $10 million (the “Second Tranche Term Loan”) between January 1, 2021 and April 30, 2021 subject to achievement of certain clinical and transactional milestones; (2) an amount of $10 million (the “Third Tranche Term Loan”) between the Closing Date and December 31, 2021, subject to achievement of a certain U.S. Food and Drug Administration (“FDA”) approval; and (3) a maximum amount of $10 million any time prior to June 30, 2022, subject to the advance of the Third Tranche Term Loan, satisfactory review by the Administrative Agent of the financial and operating plan of the Borrowers and any Guarantor, and approval by the Lenders’ investment committee. The Company obtained the FDA approval on November 30, 2021 but elected not to draw down the Third Tranche Term Loan. As the Third Tranche Term Loan availability period has passed, the final tranche was not made available. On May 17, 2021, we entered into the First Amendment to: (1) increase the Second Tranche Term Loan from $10 million to $12 million; (2) extend the availability period of the Second Tranche Term Loan beyond April 30, 2021, subject to certain conditions; (3) amend the Second Tranche Term Loan interest rate equal to the greater of (a) 7.75% and (b) prime rate plus 4.50%; and (4) extend the date as of which amortization of the loans under the Loan Agreement shall begin from July 1, 2022 to January 1, 2023.

The principal amount of the loan made under the Loan Agreement prior to the First Amendment accrued interest at an annual rate equal to the greater of (a) 8.25% or (b) prime rate plus 5.00%. The principal amount of the Second Tranche Term Loan made under the Loan Agreement, as amended by the First Amendment, accrues interest at an annual rate equal to the greater of (a) 7.75% or (b) prime rate plus 4.50%. The interest rate as of June 30, 2022 was 9.75% for the First Tranche Term Loan and 9.25% for the Second Tranche Term Loan. We are required to pay only interest until January 1, 2023.

Pursuant to the First Amendment, the Term Loans will begin amortizing on January 1, 2023 (the “Amortization Date”). The Borrowers will pay equal monthly installments of principal and interest, with such payments beginning on the Amortization Date, and continuing on the first business day of each month thereafter until the Term Loans are repaid. The final maturity date of the Term Loans is June 1, 2024. Pursuant to the Fee Letter, upon the final payment of the Term Loans, the Lenders are entitled to an end of term charge equal to 6.95% of the aggregate outstanding principal amount of the Term Loans made pursuant to the Loan Agreement.

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At the Borrowers’ option, the Borrowers may prepay all, but not less than all, of the outstanding principal balance and all accrued and unpaid interest with respect to the principal balance being prepaid of the Term Loans, provided the Borrowers give written notice to the Administrative Agent of their election to prepay the Term Loans at least thirty (30) days prior to such prepayment. If the prepayment of a Term Loan occurs (i) no later than the second-year anniversary of the date such Term Loan is funded (the “Funding Date”), the Lenders are entitled to a prepayment premium equal to 3% of the amount of the Term Loan prepaid, (ii) after the second-year anniversary of the Funding Date, the Lenders are entitled to a prepayment premium equal to 2% of the amount of the Term Loan prepaid, and (iii) after the third-year anniversary of the Funding Date, the Lenders are entitled to a prepayment premium equal to 1% of the amount of the Term Loan prepaid.

Pursuant to the Loan Agreement, the Lenders originally had the ability to convert, at the Lenders’ option, up to $4,000,000 of the secured term loan into our common shares at a conversion price of $1.46 per share until the maturity date of June 1, 2024. On February 3, 2021, pursuant to the Loan Agreement, the Lenders converted $2 million of the secured term loan into 1,369,863 common shares at a conversion price of $1.46 and have sold such shares. The Lenders have the ability to convert an additional $2 million at the Lenders’ option.

The Loan Agreement includes affirmative and negative covenants applicable to us and our subsidiaries. The affirmative covenants include, among others, covenants requiring us and our subsidiaries to maintain its legal existence and governmental approvals, deliver certain financial reports and maintain insurance coverage. In addition, under the terms of the Loan Agreement, the Lenders have the right to participate in certain qualified financings, provided that with respect to any public offering by us, we agreed to use commercially reasonable efforts to provide the Lenders with the opportunity to invest in each such qualified financing; provided that the maximum aggregate investment amount by the Lenders for all participation in qualified financings shall be $5 million. The negative covenants include, among others, restrictions on us and subsidiaries from transferring collateral, incurring additional indebtedness, engaging in mergers or acquisitions, paying dividends or making other distributions, making investments, creating liens, selling assets, and suffering a change in control, in each case subject to certain exceptions. In general, the Loan Agreement prohibits us from declaring or paying any cash dividend or making a cash distribution on any class of our capital stock, including common stock, subject to certain exceptions.

The Loan Agreement also includes events of default, the occurrence and continuation of which provide the Administrative Agent the right to declare all loan obligations immediately due and payable and to stop advancing money or extending credit. These events of default include, among other things, the Borrowers’ failure to pay any amounts due under the Loan Agreement or any of the other loan documents, a breach of covenants under the Loan Agreement, the insolvency of a Borrower or a Guarantor, a material adverse effect occurring, the occurrence of certain defaults under certain other indebtedness or certain final judgments against a Borrower or a Guarantor.

In connection with the Loan Agreement, we entered into (i) a security agreement, dated as of May 22, 2020, by and among the Company, Borrower Representative, the grantors party thereto and K2HV, (ii) a pledge and security agreement, dated as of May 22, 2020, by and among us, VBI Vaccines (Delaware) Inc. and Variation Biotechnologies (US), Inc., as grantors, K2HV, as lender and administrative agent for lender, and Ankura Trust Company, LLC, as collateral agent for lender and (iii) fixed and floating pledges between SciVac Ltd. and the Administrative Agent (collectively, the “Security Documents”). Pursuant to the Security Documents, the Administrative Agent (on behalf of the Lenders) has a lien in substantially all of our assets and that of our subsidiaries other than their intellectual property.

In connection with the Loan Agreement, on May 22, 2020, we issued to K2HV a warrant (the “Original K2 Warrant”) to purchase up to 625,000 common shares at an exercise price of $1.12 per share (the “Warrant Price”).

On May 17, 2021, in connection with the First Amendment, we amended and restated the Original K2 Warrant to increase the number of common shares issuable under the warrant by additional 312,500 common shares and issued the Lenders the Restated K2 Warrant to purchase a total of 937,500 common shares with the same Warrant Price of $1.12 per share. The Restated K2 Warrant may be exercised either for cash or on a cashless “net exercise” basis and expires on May 22, 2030. Pursuant to the Loan Agreement, we also granted the Lenders the right to participate in our future equity financings in an amount up to $5,000,000 in the aggregate.

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Pursuant to the terms of the Term Loans and the Restated K2 Warrant, we are registering the K2 Shares in order to permit the selling shareholder to offer the shares for resale from time to time pursuant to this prospectus. The selling shareholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act, or pursuant to another effective registration statement covering those shares.

Relationship with the Selling Shareholders.

National served as an underwriter in our underwritten public offering of our common shares in September 2019, for which they received customary fees and expenses. In addition, National served as our financial advisor for our public offering of our common shares in December 2018, for which it received a financial advisory fee.

The selling stockholders have not had any material relationship with us within the past three years other than as described in this prospectus.

Information About Selling Stockholder Offering

The following table sets forth the number and percentage of our common share beneficially owned by the selling shareholders as of August 8, 2022, taking into account number of shares that may be offered under this prospectus and the number and percentage of our common share beneficially owned by the selling stockholders assuming all of the shares covered hereby are sold. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common share. Generally, a person “beneficially owns” our common shares if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The information in the table below and the footnotes thereto further assumes the sale of all shares being offered by the selling shareholders under this prospectus.

The percentage of shares owned prior to and after the offering is based on 258,257,494 common shares outstanding as of August 8, 2022, and, with respect to the percentage of shares owned after the offering, on the assumption that the selling shareholder has (i) exercised such selling shareholder’s Warrants in full and (ii) converted the Term Loans held by such selling shareholder to the extent allowed under the terms of the Term Loans, if applicable, and therefore that all common shares issuable upon exercise of such selling shareholder’s Warrants and conversion of such selling shareholders’ Term Loans, as applicable, were outstanding as of that date. Unless otherwise indicated in the footnotes to this table, we believe that the selling shareholders have sole voting and investment power with respect to the shares of common stock indicated as beneficially owned.

As used in this prospectus, the term “selling shareholders” includes the selling shareholders set forth below and any donees, pledgees, transferees or other successors-in-interest selling common shares received after the date of this prospectus from the selling shareholders as a gift, pledge, or other non-sale related transfer.

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The number of shares in the column “Number of Shares Offered” represents all of the common shares that a selling shareholder may offer under this prospectus. The third and fourth column assumes the sale of all of the shares offered by each selling shareholder pursuant to this prospectus and that the selling shareholder does not acquire any additional common shares before the completion of this offering. However, because the selling shareholders may sell all or some of its shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling shareholders or that will be held by the selling shareholders after completion of any sales. The selling shareholders may sell some, all or none of their shares in this offering. We do not know how long the selling shareholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling shareholders regarding the sale of any of the shares.

	Ownership Before Offering			Ownership After Offering
Selling Stockholders	Number of shares of common stock beneficially owned		Number of shares offered	Number of shares of common stock beneficially owned	Percentage of common stock beneficially owned
National Securities Corporation (1)	175,235	(2)	175,235	—	—
Renny Chavanikamannil	299,963	(3)	207,463	92,500	*
Stuart Updegrove	292,130	(4)	118,936	173,194	*
All Other Selling Shareholders (5)	203,366	(2)	203,366	—	—
K2 HealthVentures	2,307,363	(6)	2,307,363	—	—

* Less than 1%

(1) Michael Mullen has sole voting and dispositive power over the securities held for the account of this selling shareholder.

(2) Represents common shares issued or issuable upon the exercise of National Warrants.

(3) Represents 92,500 common shares and 207,463 common shares issuable upon the exercise of National Warrants.

(4) Represents 292,130 common shares, including up to 118,936 common shares issuable upon the exercise of National Warrants.

(5) Consists of selling shareholders not otherwise listed in this table that are registering for resale, in the aggregate, less than 1% of our common shares outstanding prior to this offering.

(6) Represents (i) 937,500 common shares issuable upon exercise of the Restated K2 Warrant, and (ii) 1,369,863 common shares issuable upon conversion of the remaining portion of the Term Loans.

PLAN OF DISTRIBUTION

Securities Offered by Us

We may sell the securities being offered pursuant to this prospectus to or through underwriters, through dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if any, and if required, any dealers or agents;
●	the purchase price of the securities and the proceeds we will receive from the sale;
●	any underwriting discounts and other items constituting underwriters’ compensation;
●	any discounts or concessions allowed or reallowed or paid to dealers; and
●	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;
●	market prices prevailing at the time of sale, directly by us or through a designated agent;
●	in “at the market” offerings within the meanings of Rule 415(a)(4) under the Securities Act of 1933 or through a market maker or into an existing market, on an exchange, or otherwise;
●	prices related to such prevailing market prices;
●	in block trades in which a broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or
●	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters, dealers or agents.

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If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement or free writing prospectus. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement or free writing prospectus, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement or free writing prospectus. The terms of any such option will be set forth in the prospectus supplement or free writing prospectus for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement or free writing prospectus.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement or free writing prospectus states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement or free writing prospectus pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement or free writing prospectus.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be statutory underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common shares by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

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To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, any common shares sold pursuant to a prospectus supplement will be eligible for listing on Nasdaq, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

Common Shares Offered by the Selling Shareholders

We are registering the common shares to permit the resale of these common shares by the selling shareholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the common shares. We will bear all fees and expenses incident to our obligation to register the common shares.

The selling shareholders may sell all or a portion of the common shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the common shares are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The common shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

● on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

● in the over-the-counter market;

● in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

● through the writing of options, whether such options are listed on an options exchange or otherwise;

● ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

● block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

● purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

● an exchange distribution in accordance with the rules of the applicable exchange;

● privately negotiated transactions;

● short sales;

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● sales pursuant to Rule 144;

● broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

● a combination of any such methods of sale; and

● any other method permitted pursuant to applicable law.

If the selling shareholders effect such transactions by selling common shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the common shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the common shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common shares in the course of hedging in positions they assume. The selling shareholders may also sell common shares short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge common shares to broker-dealers that in turn may sell such shares.

The selling shareholders may pledge or grant a security interest in some or all of the common shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the common shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealer participating in the distribution of the common shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the common shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of common shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the common shares registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the common shares by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the common shares to engage in market-making activities with respect to the common shares. All of the foregoing may affect the marketability of the common shares and the ability of any person or entity to engage in market-making activities with respect to the common shares. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

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We will pay all expenses of the registration of the common shares, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any.

Once sold under the shelf registration statement, of which this prospectus forms a part, the common shares will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Certain legal matters with respect to the United States of America and New York law with respect to the validity of certain of the offered securities will be passed upon for us by Haynes and Boone, LLP, New York, New York. Certain legal matters with respect to Canadian law with respect to the validity of certain of the offered securities will be passed upon for us by Stikeman Elliott LLP, Toronto, Ontario. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

The balance sheets of VBI Vaccines Inc. and Subsidiaries as of December 31, 2021 and 2020, and the related statements of operations and comprehensive loss, stockholders’ equity, and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference, which report includes an explanatory paragraph about the existence of substantial doubt concerning the Company’s ability to continue as a going concern. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s website is www.sec.gov.

We make available free of charge on or through our website at http://www.vbivaccines.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, amendments to those reports, and other information that we filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Securities and Exchange Commission.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the Securities and Exchange Commission for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, http://www.vbivaccines.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the Securities and Exchange Commission could automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information (i) furnished pursuant to Items 2.02 and 7.01 of Form 8-K and (ii) contained in hyperlinks to our website found in such documents) we file with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination or completion of the offering:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Securities and Exchange Commission on March 7, 2022;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the Securities and Exchange Commission on May 7, 2022;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed with the Securities and Exchange Commission on August 8, 2022;

●	the portions of our definitive proxy statement on Schedule 14A that are deemed “filed” with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, filed on April 29, 2022;

●	our Current Reports on Form 8-K, filed with the Securities and Exchange Commission on each of March 29, 2022, April 1, 2022, June 1, 2022, June 22, 2022, June 23, 2022, July 1, 2022 and August 26, 2022; and

●	the description of our common shares which is included in the Form 8-A filed with the Securities and Exchange Commission on May 5, 2016, as amended by Exhibit 4.7 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

All filings filed by us pursuant to the Securities Exchange Act of 1934, as amended, after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information (i) furnished pursuant to Items 2.02 and 7.01 of Form 8-K and (ii) contained in hyperlinks to our website found in such documents)) shall also be deemed to be incorporated by reference into the prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We or the selling shareholders have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:

VBI Vaccines Inc.

160 Second Street, Floor 3

Cambridge, MA 02142

Attention: Chief Business Officer

Telephone: (617) 830-3031

You may also access the documents incorporated by reference in this prospectus through our website at http://www.vbivaccines.com. Except as set forth above, no information available on or through our website shall be deemed to be incorporated in this prospectus, the accompanying prospectus or the registration statement of which it forms a part.

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Up to $8,468,289

Common Shares

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

May 15, 2024